DATED


                                January 19, 2005


                            SHARE PURCHASE AGREEMENT



                                     between



                            NETSOL TECHNOLOGIES, INC.



                                       AND



                       THE SHAREHOLDERS OF CQ SYSTEMS LTD.

THIS AGREEMENT is dated January 19, 2005

PARTIES

(1) The several persons whose names and addresses are set out in Schedule 1 (SELLERS).

(2) NetSol Technologies, Inc. a corporation organized under the laws of Nevada, United States of America whose registered office is at 23901 Calabasas Road, Suite 2072, Calabasas, California, USA (BUYER).

BACKGROUND

(A) The Company has an issued share capital of (pound)100,000 divided into 500,000 Ordinary Shares of 20p each.

(B) Further particulars of the Company and of its Subsidiary at the date of this agreement are set out in Schedule 2 (Particulars of the company and subsidiaries).

(C) The Sellers are the legal and beneficial owners of, or are otherwise able to procure the transfer of, the legal and beneficial title to the number of Sale Shares set out opposite their respective names in Part 1 (Particulars of sellers and apportionment of purchase price) comprising in aggregate 100 per cent of the issued share capital of the Company.

(D) The Sellers have agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and subject to the terms and conditions of this agreement.

AGREED TERMS

1.    INTERPRETATION

      1.1 The definitions and rules of interpretation in this clause apply in this agreement.

      ACCOUNTS: the audited financial statements of the Company and its Subsidiary as at and to the Accounts Date, comprising the individual accounts of the Company and its Subsidiary including in each case the notes thereon and the auditor's and Directors' reports (copies of which are attached to the Disclosure Letter).

      ACCOUNTS DATE: 31st March 2004.

      BUSINESS: the business of the Company and its Subsidiary, namely the supply of software solutions and services to finance companies engaged in leasing, hire purchase and other loan origination type contracts as carried on at the date of this agreement.

      BUSINESS DAY: a day (other than a Saturday, Sunday or public holiday) when banks in London are open for business.

      BUYER'S COUNSEL: Patti L. W. McGlasson, 23901 Calabasas Road, Suite 2072, Calabasas, California 91302.

      BUYER'S SOLICITORS: Clive Halperin, GSC Solicitors, 31-32 Ely Place, London EC1N 6TD DX 462, London/Chancery Lane.

      CAA 2001: the Capital Allowances Act 2001.

      CASH CONSIDERATION: the amount of the Initial Consideration payable under clause 4.2(a)(ii).

      CHARGE OVER SHARES: the Charge over shares between the parties in the agreed form.

      COMPANY: CQ Systems Ltd., a company incorporated and registered in England and Wales with company number 1998080 whose registered office is at Planet House, North Heath Lane, Horsham, West Sussex.

      COMPANIES ACTS: the Companies Act 1985 and the Companies Act 1989.

      COMPLETION: completion of the sale and purchase of the Sale Shares in accordance with this agreement.

      COMPLETION ACCOUNTS: the accounts referred to clauses 4 and 10.

      COMPLETION DATE: has the meaning given in clause 5 (Completion).

      CONDITIONS: the conditions set out in Schedule 3 (Conditions).

      CONNECTED: in relation to a person, has the meaning contained in section 839 of the ICTA 1988.

      CONSIDERATION   SHARES:   any  shares   issued  by  Buyer  to  Sellers  in
      satisfaction of any part of the Purchase Price.

      CONTROL: in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

      (a) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

      (b) by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

      and a CHANGE OF CONTROL occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it.

      DEFERRED CONSIDERATION: the element of the Purchase Price determined pursuant to clause 4.3, but subject to adjustment in accordance with clause 10.2.

      DIRECTOR: each person who is a director or shadow director of the Company or its Subsidiary, the names of whom are set out in Schedule 2 (Particulars of the company and subsidiaries).

      DISCLOSED: fairly disclosed in or under the Disclosure Letter.

      DISCLOSURE LETTER: the letter from the Sellers to the Buyer with the same date as this agreement that is described as the Disclosure Letter, including the bundle of documents attached to it (DISCLOSURE BUNDLE).

      EARN-OUT PERIOD: the period from 1st April 2005 to 31st March 2006.

      ENCUMBRANCE: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement.

      EVENT: has the meaning given in Schedule 6 (Tax covenant).

      EXCESS CASH BALANCES: an amount equivalent to the profit and loss reserves for the Company as at the Completion Date as shown by the Completion Accounts.

      EXECUTIVE SCHEME: the CQ Systems Limited Executive Pension Scheme, details of which are set out in the Disclosure Letter.

      FRSS: the financial reporting standards established by The Accounting Standards Board Limited.

      FSMA: the Financial Services and Markets Act 2000.

      GROUP: in relation to a company (wherever incorporated) that company, any company of which it is a Subsidiary (its holding company) and any other Subsidiaries of any such holding company; and each company in a Group is a member of the Group.

      Unless the context otherwise requires, the application of the definition of Group to any company at any time will apply to the company as it is at that time.

      GROUP SCHEME: the Legal & General Group Pension Scheme, details of which are set out in the Disclosure Letter.

      ICTA 1988: the Income and Corporation Taxes Act 1988.

      IHTA 1984: the Inheritance Tax Act 1984.

      INITIAL CONSIDERATION: the element of the Purchase Price determined pursuant to clause 4.2.

      INTELLECTUAL  PROPERTY RIGHTS:  has the meaning given in paragraph 20.1 of
      Part 1 of Schedule 5 (Warranties).

      MANAGEMENT ACCOUNTS: the unaudited management accounts of the Company and its Subsidiary for the period of seven months ended October 31st, 2004 (a copy of which is attached to the Disclosure Letter).

      PENSION SCHEMES: the Executive Scheme and the Group Scheme.

      PREVIOUS ACCOUNTS: the accounts for the Company and the Subsidiary for each of the three financial periods ending on the Accounts Date.

      PREVIOUSLY-OWNED LAND AND BUILDINGS: has the meaning given in paragraph 24 of Part 1 of Schedule 5.

      PROPERTIES: has the meaning given in paragraph24.1 of Part 1 of Schedule 5 (Warranties).

      PURCHASE PRICE: the purchase price for the Sale Shares to be paid by the Buyer to the Sellers in accordance with clause 4 (Purchase price).

      SALE SHARES: 100% of the 500,000 Ordinary Shares of 20p each in the Company, all of which have been issued and are fully paid.

      SELLERS' REPRESENTATIVES: Andrew Elliott and Paul Grace (or such other of the Sellers as is notified to the Buyer in their place).

      SELLERS' SOLICITORS: Clark Holt, Hardwick House, Prospect Place, Swindon, Wiltshire SN1 3LJ, England.

      SUBSIDIARY: in relation to a company wherever incorporated (a holding company) means a "subsidiary" as defined in section 736 of the Companies Act 1985 and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of such holding company.

      Unless the context otherwise requires:

      (a) the application of the definition of Subsidiary to any company at any time will apply to the company as it is at that time; and

      (b) references to "Subsidiary" or "Subsidiaries" are references to a Subsidiary or Subsidiaries of the Company.

      TARRANTS: certain of the Sellers, namely Graham Tarrant, Ivor Tarrant, Paula Tarrant and Susan Tarrant.

      TAX COVENANT: the tax covenant as set out in Schedule 6 (Tax covenant).

      TAX OR TAXATION: has the meaning given in Schedule 6 (Tax covenant).

      TAX CLAIM: has the meaning given in Schedule 6 (Tax covenant).

      TAX WARRANTIES: the Warranties in Part 2 of (Warranties).

      TAXATION AUTHORITY: has the meaning given in Schedule 6 (Tax covenant).

      TAXATION STATUTE: has the meaning given in Schedule 6 (Tax covenant).

      TCGA 1992: the Taxation of Chargeable Gains Act 1992.

      TMA 1970: the Taxes Management Act 1970.

      TRANSACTION: the transaction contemplated by this agreement or any part of that transaction.

      VATA 1994: the Value Added Tax Act 1994.

      WARRANTIES: the warranties in clause 6 (Warranties) and Schedule 5 (Warranties).

      WARRANTY CLAIM: means any claim made by the Buyer under the Warranties.

      1.2 Clause and schedule headings do not affect the interpretation of this agreement.

      1.3   A PERSON includes a corporate or unincorporated body.

      1.4 Words in the singular include the plural and in the plural include the singular.

      1.5   A reference to one gender includes a reference to the other gender.

      1.6 A reference to a statute or statutory provision is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

      1.7   WRITING or WRITTEN does not include faxes nor e-mail.

      1.8 Documents in AGREED FORM are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification.

      1.9 References to clauses and Schedules are to the clauses and Schedules of this agreement; references to paragraphs are to paragraphs of the relevant Schedule.

2.    CONDITIONS

      Completion of this agreement is subject to the Conditions in Schedule 3 being satisfied or waived by the date and time provided in clause 2.4.

2.1 If any of the Conditions are not satisfied or waived by the date and time referred to in clause 2.3, this agreement shall cease to have effect immediately after that date and time except for:

            (a)   the provisions set out in clause 2.2; and,

            (b) any rights or liabilities that have accrued under this agreement.

2.2 The following provisions shall continue to have effect, notwithstanding failure to waive or satisfy the Conditions:

            (a)   clause 1 (Interpretation);

            (b)   clause 2.1 (Conditions);

            (c)   clause 12 (Confidentiality and announcements);

            (d)   clause 15 (Whole agreement);

            (e)   clause 16 (Variation and waiver);

            (f)   clause 17 (Costs);

            (g)   clause 18 (Notice);

            (h)   clause 25 (Language); and

            (i)   clause 26 (Governing law and jurisdiction).

2.3 The Sellers and the Buyer shall use all reasonable endeavours (so far as lies within their respective powers) to procure that the Conditions in
      Schedule 3 (Conditions) are satisfied as soon as practicable and in any event no later than 6.00 pm:

      (a) on the fifteenth business date following the approval of this transaction and agreement by the Buyer's shareholders at a meeting called for that purpose ("SHAREHOLDER APPROVAL DATE");

      (b) should Shareholder Approval not be required, on a date which is forty-five days from the execution date of this agreement; or

      (c) at such later time and date as may be agreed in writing by the Sellers and the Buyer.

2.4 The Buyer and the Sellers shall co-operate fully in all actions necessary to procure the satisfaction of the Conditions including, but not limited to, the provision by all parties of all information reasonably necessary to make any notification or filing, that the Buyer deems to be necessary, or as requested by any relevant authority, keeping all parties informed of the progress of any notification or filing and providing such assistance as may reasonably be required.

3.    SALE AND PURCHASE AND WAIVER OF PRE-EMPTION RIGHTS

3.1 On the terms of this agreement and subject to the Conditions, the Sellers shall sell, and the Buyer shall buy, the Sale Shares with full title guarantee free from all Encumbrances and together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this agreement.

3.2 Each of the Sellers severally waives any right of pre-emption or other restriction on transfer in respect of the Sale Shares or any of them conferred on him under the articles of association of the Company or otherwise and shall, before Completion, procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a party to this agreement.

3.3   The Buyer is not  obliged  to  complete  the  purchase  of any of the Sale
      Shares   unless  the   purchase  of  all  the  Sale  Shares  is  completed
      simultaneously.

3.4 The Law of Property (Miscellaneous Provisions) Act 1994 (ACT) applies to all dispositions of property made pursuant to this agreement, save that:

            (a) the word `reasonably' shall be deleted from the covenant set out in section 2(1)(b) of the Act;

            (b) the covenant set out in section 3(1) of the Act shall not be qualified by the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about"; and

            (c)   the whole of section 6(2) of the Act shall be omitted.

4.    PURCHASE PRICE

4.1 The Purchase Price shall be the aggregate of the Initial Consideration and the Deferred Consideration.

4.2   The Initial Consideration shall comprise:

            (a) 50.1% of the Company's total gross revenue for the twelve month period ending 31st March, 2005, after an adjustment for any extraordinary revenue i.e. non-trading revenue ("LTM REVENUE") multiplied by 1.3 payable:

                  (i) 50% in shares of restricted common stock of Buyer credited as fully paid delivered within 15 Business Days of the Completion Date, at a per share cost basis calculated by summing the total of the closing price of the Buyer's common stock as traded on the Nasdaq Small Cap Market under the symbol NTWK ("BUYER STOCK") multiplied by the daily volume for each of the 20 trading days prior to the execution date of this agreement, divided by 20 and by the total of the daily volume for each of the 20 trading days prior to the execution date of this agreement, as adjusted by the exchange rate of U.S. Dollar to British Pound (at the spot rate for the purchase of sterling with US dollars certified by Nat West Bank plc as prevailing at or about 11:00 am) on the execution date of this agreement, deliverable to Seller's Solicitors in the proportions set opposite the Sellers' names in Schedule 1; and,

                  (ii)  50% in cash; and,

            (b)   an amount in cash equivalent to the Excess Cash Balances.

4.3.1 The Deferred Consideration shall comprise 49.9% of the Company's total gross revenue for the twelve month financial period ending 31st March, 2006, after an adjustment for any extraordinary revenue i.e. non-trading revenue multiplied by 1.3 payable, at the sole discretion of Buyer:

            (a)   wholly in cash; or,

            (b) on the same basis and in the same manner as the Initial Consideration as set out in clause 4.2(a) above, provided, however, that cost basis of the Buyer Stock shall be determined using the formula in clause 4.2(a) 20 trading days prior to 31st March, 2006 and at the exchange rate of U.S. Dollar to British Pound (at the spot rate for the purchase of sterling with US dollars certified by Nat West Bank plc as prevailing at or about 11:00 am) on 31st March, 2006, and, provided, that under no circumstances may the total number of shares of common stock of Buyer issued to Sellers (including those shares issued as part of the Initial Consideration) exceed 19% of the issued and outstanding shares of common stock, less treasury shares, of Buyer at January 19, 2005. In the event Buyer is not permitted to issue as part of the Deferred Consideration, shares of common stock equal in value to 50% of the Deferred Consideration, Buyer may issue such amount as is permitted and the remainder in cash.

4.4 The Deferred Consideration shall be calculated by reference to an LTM Revenue Statement prepared and determined or agreed on the same basis as that set out in clause 10A.1 in respect of the Initial Consideration, save that references to 31st March 2005 shall instead be to 31st March 2006. The Deferred Consideration (subject to any adjustments as a result of clause 10A.2) shall be paid or satisfied by the Buyer within 15 Business Days of the determination or agreement of the Deferred Consideration.

4.5 Any cash payments made as part of the Initial Consideration or the Deferred Consideration are to be paid in British Pounds to the Sellers' Solicitors (in the proportions set out opposite the Sellers' names in Schedule 1) by electronic funds transfer to the bank account of the Sellers' Solicitors at C. Hoare & Co. at 37 Fleet Street, London EC4P 4DQ sort code 15-99-00, Client Account No.: 13073550 and payment made in accordance with this clause shall constitute a good discharge for the Buyer of its obligations under this clause 4 (to the extent of the payment so made.

4.6 Subject to clause 7 and Schedule 8, the Purchase Price shall be deemed to be reduced by the amount of any payment made to the Buyer:

            (a)   for a breach of any Warranty; or

            (b)   under the Tax Covenant.

5.    COMPLETION

5.1   Completion shall take place on the Completion Date:

            (a) at the offices of Buyer's subsidiary located at 7th Floor, Elizabeth House, 78 Cannon Street, London EC4N 6HH; or

            (b)   at any other place agreed by the Sellers and the Buyer.

5.2   Completion Date means the date set forth in clause 2.3 but:

            (a) if the Conditions in Schedule 3 have not been satisfied or waived in accordance with clause 2 (Conditions) on or before that date, means:

                  (i) the second Business Day after they are all satisfied or waived; or

                  (ii) any other date agreed in writing by the Sellers and the Buyer; or

            (b) if Completion is deferred in accordance with clause 5.7, means the date to which it is deferred.

5.3 The Sellers undertake to the Buyer that the Business shall be conducted in the manner provided in Part 1 of Schedule 4 (Completion) from the date of this agreement until Completion and give the Buyer the undertakings set out in that Schedule.

5.4   The Buyer undertakes to the Sellers to:

            (a) Should such be deemed necessary by Nasdaq, despatch to its shareholders as soon as practicable after the date of this agreement an information statement in the form prescribed under the rules and regulations embodied in the Securities Exchange Act of 1934, as amended;

            (b) make all appropriate applications at the relevant times for the listing of the Consideration Shares on the Nasdaq Small Cap Market;

            (c) to use its best efforts to comply with the reporting requirements as promulgated by the rules and regulations of the Securities Exchange Act of 1934, as amended, and by the rules of the Nasdaq Small Cap Market;

            (d) promptly finalise and agree in good faith with the Sellers' Representatives the form of the Completion Accounts, the LTM Revenue Statement and the Company's LTM Revenue Statement for the Earn-Out Period;

            (e) provide or procure that that there is provided adequate working capital to the Company at all relevant times during the Earn-Out Period at a level not less than that required by the Company for the operation of the Business at the date of this agreement;

            (f) to deposit with the Sellers' Solicitors within 30 days of Completion the share certificate in the name of the Buyer in respect of the Sale Shares against an undertaking from the Sellers' Solicitors in the agreed form;

            (g) not to interfere (and will procure that the Company does not interfere) with the operation of the Executive Scheme.

5.5   At Completion the Sellers shall:

            (a)   deliver  the  documents  and  evidence  set  out in  Part 2 of
                  Schedule 4;

            (b) procure that a board meeting of the Company and its Subsidiary is held at which the matters identified in Part 3 of Schedule 4 are carried out; and

            (c) deliver any other documents referred to in this agreement as being required to be delivered by them.

5.6   At Completion the Buyer shall:

            (a)   pay   (pound)892,054   in  cash  on   account   of  the   Cash
                  Consideration and within 15 Business Days of Completion deliver share certificates in respect of the Buyer's Stock to an aggregate value of (pound)892,054 in accordance with clause 4.2(a)(i);

            (b) deliver a certified copy of the resolution(s) passed by the shareholders of the Buyer authorising the Transaction;

            (c) deliver a certified copy of the resolution adopted by the board of directors of the Buyer authorising the Transaction and the execution and delivery by the officers specified in the resolution of this agreement, and any other documents referred to in this agreement as being required to be delivered by it; and

            (d)   deliver an executed Charge Over Shares.

5.7 If the Sellers do not comply with clause 5.5 in any material respect, the Buyer may, without prejudice to any other rights it has:

            (a)   proceed to Completion; or

            (b) defer Completion to a date no more than 10 days after the date on which Completion would otherwise have taken place (or such later date as the parties shall agree); or

            (c)   rescind this agreement.

5.8 As soon as possible after Completion, the Sellers shall to the extent reasonably requested by the Buyer send to the Buyer (at the Buyer's registered office for the time being) all records, correspondence, documents, files, memoranda and other papers relating to the Company and its Subsidiary not required to be delivered at Completion, which are not kept at the Property.

5.9 The Sellers declare that for as long as they remain the registered holders of the Sale Shares after Completion they will (subject to the terms of the Charge over Shares):

            (a) hold the Sale Shares and the dividends and any other moneys paid or distributed in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer;

            (b) deal with the Sale Shares and all such dividends, distributions and rights as the Buyer may direct for the period between Completion and the day on which the Buyer or its nominee is entered in the register of members of the Company as the holder of the Sale Shares.

5.10 The Sellers irrevocably appoint the Buyer as their attorney for the purpose of exercising any rights, privileges or duties attaching to the Sale Shares including receiving notices of and attending and voting at all meetings of the members of the Company from Completion to the day on which the Buyer or its nominee is entered in the register of members of the Company as the holder of the Sale Shares.

5.11 The Tarrants may at any time transfer all or part of their respective benefits in the Executive Scheme to such scheme(s) and of whatsoever nature as they shall in their absolute discretion nominate and the Buyer shall at the expense of the Tarrants use its reasonable endeavours to procure that any necessary third party shall execute such documents and do such acts and things as the Tarrants may reasonably require for the purposes of giving to the Tarrants the full benefit of the provisions of this clause. The Tarrants agree to indemnify the Buyer and the Company against all direct costs incurred by either of them in relation to the transfer of the Scheme.

6.    WARRANTIES

6.1 The Buyer is entering into this agreement on the basis of, and in reliance on, the Warranties set out in Schedule 5 (Warranties).

6.2 The Sellers are entering into this agreement on the basis of, and in reliance on, the Buyer's Warranties set out in Schedule 7 (BUYER'S WARRANTIES).

6.3 Subject to clause 7 and Schedule 8, the Sellers warrant to the Buyer that each Warranty is true and accurate on the date of this agreement except as Disclosed.

6.4 The Buyer warrants to the Sellers that each Buyer's Warranty is true and accurate on the date of this agreement.

6.5 If at any time before or at Completion the Sellers or any of them become aware that a Warranty has been breached or is untrue, they shall immediately:

            (a) notify the Buyer in sufficient detail to enable the Buyer to make an accurate assessment of the situation; and

            (b) if requested by the Buyer, use their reasonable endeavours to prevent or remedy the notified occurrence.

6.6 If at any time before or at Completion it becomes apparent that a Warranty has been breached or is untrue, or that the Sellers have breached any other term of this agreement that in either case is material to the sale of the Sale Shares, the Buyer may (without prejudice to any other rights it may have in relation to the breach):

            (a)   rescind this agreement by notice to the Sellers; or

            (b)   proceed to Completion.

6.7 If at any time before or at Completion the Buyer becomes aware that a Buyer's Warranty has been breached or is untrue, it shall immediately:

            (a) notify the Sellers in sufficient detail to enable the Sellers to make an accurate assessment of the situation; and

            (b) if requested by the Sellers, use their reasonable endeavours to prevent or remedy the notified occurrence.

6.8 If at any time before or at Completion it becomes apparent that a Buyer's Warranty has been breached or is untrue, or that the Buyer has breached any other term of this agreement that in either case is material to the sale of the Sale Shares, the Sellers may (without prejudice to any other rights it may have in relation to the breach):

            (a)   rescind this agreement by notice to the Buyer; or

            (b)   proceed to Completion.

6.9 Where any of the Warranties is qualified by the expression "so far as the Sellers are aware" or "to the knowledge of the Sellers" or any similar expression, such warranty shall be (unless otherwise provided) deemed to include an additional statement that it has been made after such enquiry as is reasonable in the context of the sale of the Sale Shares.

6.10 Each of the Warranties is separate and, unless otherwise specifically provided, is not limited by reference to any other Warranty or any other provision in this agreement.

6.11 The Buyer warrants that it has not been made aware of any matter event or circumstance (other than those disclosed in the Disclosure Letter) which may give rise to a claim for breach of Warranty or a claim under the Tax Covenant.

7.    LIMITATIONS ON CLAIMS

7.1   The provisions of Schedule 8 apply to this agreement.

8.    POST COMPLETION MANAGEMENT CONTROLS

8.1 During the period from the Completion Date to 31st March 2006 the Buyer shall procure that the Company is managed in accordance with this clause 8.

8.2 The Buyer undertakes that during the period from the Completion Date to 31st March 2006 it (and will procure that the Company) will not voluntarily do, or omit to do, anything that may adversely affect the revenue earning ability of the Company. Without prejudice to the generality of the foregoing, the following restrictions in this clause 8 apply for the sole purpose of protecting the rights of the Sellers to the Deferred Consideration.

8.3 The Buyer shall procure that during the period from the Completion Date to 31st March 2006 the Company does not without the prior consent of the Sellers' Representatives do any of the following:

            (a) Pass any resolution for voluntarily winding-up or a petition for its own winding-up or administration;

            (b) Cease to carry on the Business in the normal and ordinary course;

            (c) Commence any new business not being reasonably ancillary or incidental to the Business from time to time or cease or dispose of any part of the Business

            (d) Merge or amalgamate the Business from time to time with any third party or that of another group undertaking of the Buyer (or part of such group undertaking);

            (e) Sell or transfer any Intellectual Property Rights owned by the Company (and for the avoidance of doubt, this shall not include a grant of the licenses by the Company in the ordinary and usual course of business of the Company);

            (f) Cause any person who is for the time being and remains an employee of the Company to devote a substantial amount of his working time to working for any other person or any other group undertaking of the Buyer if it results in that person being utilised for any purpose other than the business of the Company. Provided, however, that should the utilisation of such person not materially adversely affect the ability of the Sellers to maximise the Deferred Consideration, such person may with the consent of the Company's board of directors be utilised without violating this clause 8.3(f);

            (g) Relocate the Business or any of the Company's officers or senior employees (from time to time);

            (h) change the Company's name to anything other than CQ Systems Limited;

            (i) Other than adjustments required to convert the accounts into U.S. dollars and to adjust for U.S. GAAP rules, change the basis on which the Company's accounts are prepared from that which was used for the purpose of the Accounts;

            (j) Enter into any contracts with outside third parties other than on an arm's length basis;

            (k) dispose of any asset or assign or terminate any contract which if in doing so would materially adversely affect the revenue earning ability of the Company;

            (l) enter into any joint venture, consortium or partnership agreement, other than in those agreements which are consistent with the business practices of the Company prior to Completion;

            (m) undertake or enter into any transaction or impose or adopt any policy in respect of which would adversely prejudice any customer connections of the Business or the Company;

            (o) alter the normal commercial terms upon which the Company carries on its Business in any respect which is likely to adversely affect overall revenues.

            (p) make a reduction in the current levels of staffing, employee incentives or marketing efforts (including the number and quality of personnel involved). Provided, however, that should any such reduction not materially adversely affect the ability of the Sellers to maximise the Deferred Consideration, such reduction may with the consent of the Company's board of directors be made without violating this clause 8(p).

            (q) barter with any third party by way of setting off the value of their sales or services against purchases or expenditure from or to such third party.

8.4 The Buyer undertakes with the Sellers during the period from the Completion Date to 31st March 2006 as follows:

            (a) That it will not petition for the liquidation of the Company nor permit or procure the passing of a resolution to wind it up voluntarily;

            (b) That it will not directly or indirectly request or procure the appointment of a receiver over the whole or any part of the assets or undertaking of the Company;

            (c) Not to sell or dispose of the whole or any part of the issued share capital of the Company (except that the Buyer may transfer such shares to any company of which it is, at the time of such transfer, a Subsidiary or of which it is a holding company provided that if any such company subsequently ceases to be a member of the Buyer's Group the Buyer shall procure that before it so ceases it shall assign that benefit to the Buyer or another continuing member of the Buyer's Group) or the whole or any part of the Company's business and assets.

8.5 The restrictions in sections 8.3 and 8.4 shall not apply to the extent that:

            (a) The Company is unable to pay debts as they fall due or is deemed unable to pay its debts under section 123 Insolvency Act 1986 or is in winding-up, administration or administrative receivership;

            (b) The act or omission concerned is required by law or by the fiduciary duties of the directors of the Company or the Buyer.

8.6 The Buyer and/or the Company shall be obliged during the period from the Completion Date to 31st March 2006:

            (a) To provide the Sellers' Representatives every month during the such period with a copy of the management accounts of the Company prepared on the same (or substantially similar) basis as that undertaken prior to the date of this agreement;

            (b) To allow the Sellers after giving reasonable prior notice and at all reasonable times, but no more often than once per quarter, and at such Seller's expense, such access to the Company's books, accounting and other records as that Seller shall reasonably require.

8.7 If during the period from the Completion Date to 31st March 2006 the Buyer or the Company shall take or (as the case may be) not take any action in breach of the provisions in clauses 8.2, 8.3 and 8.4 above, the Deferred Consideration shall be treated as having been increased by such amount as could be directly determined by the Company's auditors to have decreased the revenues of the Company.

9.    TAX COVENANT

      The provisions of Schedule 6 (Tax covenant) apply in this agreement.

10.   COMPLETION ACCOUNTS

10.1  Preparation of Completion Accounts

      10.1.1 As soon as practicable after the Completion Date, the Sellers shall (at the Company's expense) procure that the Company prepares accounts as at the close of business on the Completion Date and that the Buyer receives a copy as soon as practicable after such date.

      10.1.2 The Completion Accounts shall consist of a balance sheet for the Company as at the close of business on the Completion Date and a profit and loss account for the Company in respect of the period from the day immediately following the Accounts Date to the Completion Date (the "COMPLETION ACCOUNTS PERIOD") and the Completion Accounts shall be prepared in accordance with the principles adopted by the Company in preparing the Accounts, including making a full provision in relation to Tax.

      10.1.3 Unless within 10 Business Days after receipt of the Completion Accounts pursuant to clause 10.1.1 the Buyer notifies the Sellers' Representatives in writing of any disagreement or difference of opinion relating to the Completion Accounts, the parties shall be deemed to have accepted such accounts as final and binding.

      10.1.4      If within the period of 10 Business Days referred to in clause
                  10.1.3 the Buyer notifies the Sellers' Representatives of any disagreement or difference of opinion relating to the Completion Accounts ("NOTICE OF DISAGREEMENT") the Buyer and the Sellers' Representatives will negotiate in good faith to agree the Completion Accounts and if they are able to resolve such disagreement or difference of opinion within 20 Business Days of the date of service of the Notice of Disagreement, the parties shall be deemed to have accepted such Completion Accounts as final and binding.

      10.1.5 If the Sellers' Representatives and the Buyer are unable to reach agreement within 20 Business Days of the date of service of the Notice of Disagreement, the matter in dispute shall be referred to the decision of an independent chartered accountant ("INDEPENDENT ACCOUNTANT") to be appointed on the joint nomination by agreement of the Sellers' Representatives and the Buyer, but in default of such joint nomination by agreement between the Sellers' Representatives and the Buyer within 30 Business Days following the date of service of the Notice of Disagreement, by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Buyer or the Sellers' Representatives.

      10.1.6 The Independent Accountant shall act as an expert and not as an arbitrator, the Arbitration Act 1996 shall not apply and his decision shall (in the absence of manifest error) be final and binding on the Sellers and the Buyer for all the purposes of this Agreement. The costs of the Independent Accountant shall be borne by Sellers, except if the finding of the Independent Accountant results in an adjustment to the amount proposed by the Buyer being an amount greater than 10%, the costs of the Independent Accountant shall be apportioned between the Sellers and the Buyer as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.

      10.1.7 Each of the Sellers irrevocably authorises and empowers the Sellers' Representatives, to represent and bind him and serve and receive service of documents on his behalf for all the purposes of this clause 10.

10.2  Excess Cash Balances

      The amount of the Excess Cash Balances shall be calculated by reference to the Completion Accounts and shall be paid to the Sellers by the Buyer in cash within 5 Business Days of the determination or agreement of the Completion Accounts in accordance with clause 10.1.

10A.  LTM REVENUE STATEMENT

10A.1 Preparation of LTM Revenue Statement

      10A.1.1 As soon as practicable after 31st March 2005, the Sellers shall for the purpose of calculating the Initial Consideration (at the Company's expense) procure that the Company prepares a statement of the LTM Revenue for the 12 month period ending as at the close of business on 31st March 2005 and that the Buyer receives a copy as soon as practicable after such date ("LTM REVENUE STATEMENT").

      10A.1.2     Unless  within  10  Business  Days  after  receipt  of the LTM
                  Revenue Statement pursuant to clause 10A.1.1 the Buyer notifies the Sellers' Representatives in writing of any disagreement or difference of opinion relating to the LTM Revenue Statement, the parties shall be deemed to have accepted such accounts as final and binding.

      10A.1.3 If within the period of 10 Business Days referred to in clause 10A.1.2 the Buyer notifies the Sellers' Representatives of any disagreement or difference of opinion relating to the LTM Revenue Statement ("NOTICE OF DISAGREEMENT") the Buyer and the Sellers' Representatives will negotiate in good faith to agree the LTM Revenue Statement and if they are able to resolve such disagreement or difference of opinion within 20 Business Days of the date of service of the Notice of Disagreement, the parties shall be deemed to have accepted such LTM Revenue Statement as final and binding.

      10A.1.4 If the Sellers' Representatives and the Buyer are unable to reach agreement within 20 Business Days of the date of service of the Notice of Disagreement, the matter in dispute shall be referred to the decision of an independent chartered accountant ("INDEPENDENT ACCOUNTANT") to be appointed on the joint nomination by agreement of the Sellers' Representatives and the Buyer, but in default of such joint nomination by agreement between the Sellers' Representatives and the Buyer within 30 Business Days following the date of service of the Notice of Disagreement, by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Buyer or the Sellers' Representatives.

      10A.1.5 The Independent Accountant shall act as an expert and not as an arbitrator, the Arbitration Act 1996 shall not apply and his decision shall (in the absence of manifest error) be final and binding on the Sellers and the Buyer for all the purposes of this Agreement. The costs of the Independent Accountant shall be borne by Sellers, except if the finding of the Independent Accountant results in an adjustment to the amount proposed by the Buyer being an amount greater than 10%, the costs of the Independent Accountant shall be apportioned between the Sellers and the Buyer as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.

      10A.1.6 Each of the Sellers irrevocably authorises and empowers the Sellers' Representatives, to represent and bind him and serve and receive service of documents on his behalf for all the purposes of this clause 10A.

      10A.2 Adjustment of the Purchase Price

      10A.2.1 The Purchase Price shall be adjusted after Completion in accordance with the following provisions of this clause 10A.2.

      10A.2.2 If the Initial Consideration (less the amount of the Excess Cash Balances) calculated by reference to the LTM Revenue Statement is less than (pound)1,784,108, there shall be deducted the amount of the deficiency on a pound for pound basis (without counter-claim, deduction or set-off) from the Deferred Consideration.

      10A.2.3 If the Initial Consideration (less the amount of the Excess Cash Balances) calculated by reference to the LTM Revenue Statement is more than (pound)1,784,108, the Buyer shall be required to pay to the Sellers the amount of the excess on a pound for pound basis (without counter-claim, deduction or set-off) by way of additional Deferred Consideration.

11.   RESTRICTIONS ON SELLERS

11.1 Subject to clause 11.2, each of the Sellers severally covenants with the Buyer that he shall not without the prior written permission of the Buyer (which shall not be unreasonably withheld or delayed):

      (a) at any time during the period of two years beginning with the Completion Date, in any geographic areas in which any business of the Company or its Subsidiary was carried on at a material level at the date of this agreement, carry on or be employed, engaged or interested in any business which is in competition with any part of the Business as the Business is carried on at the date of this agreement; or

      (b) (for the purposes of supplying any goods or services competitive with those supplied by the Company or its Subsidiary in the course of the Business) at any time during the period of two years beginning with the Completion Date, deal with any person who is at the date of this agreement, or who has been at any time during the period of 12 months immediately preceding that date, a client or customer of the Company or any of its Subsidiaries; or

      (c) (for the purposes of supplying any goods or services competitive with those supplied by the Company or its Subsidiary in the course of the Business) at any time during the period of two years beginning with the Completion Date, canvass, solicit or otherwise seek the custom of any person who is at the Completion Date, or who has been at any time during the period of 12 months immediately preceding that date, a client or customer of the Company or its Subsidiary; or

      (d) at any time during the period of two years beginning with the Completion Date:

                  (i) offer to employ or engage, or attempt to entice away from the Company or its Subsidiary, any individual who is at the time of the offer or attempt, and was at the Completion Date, a director, officer or employee holding an executive or managerial position with the Company or its Subsidiary; or

                  (ii) procure or facilitate the making of any such offer or attempt by any other person; or

      (e) at any time after the Completion Date, use in the course of any business:

                  (i)   the words "CQ Systems"; or

                  (ii) any trade or service mark, business or domain name, design or logo which, at the Completion Date, was or had been used by the Company or its Subsidiary and which is distinctive of their respective goods or services; or

                  (iii) anything which is likely to be confused with such words, mark, name, design or logo; or

      (f) at any time during a period of two years beginning with the Completion Date, solicit or entice away from the Company or its Subsidiary any supplier to the Company or its Subsidiary who had supplied goods and/or services to the Company or its Subsidiary any time during the twelve months immediately preceding the Completion Date, if that solicitation or enticement causes or would cause such supplier to cease supplying, or materially reduce its supply of, those goods and/or services to the Company or its Subsidiary.

11.2 The covenants in clause 11.1(a) shall cease to apply to any Seller who is an employee of the Company and is not resigning at Completion, if his employment is terminated by the Company at any time after the Completion Date (other than for reasons justifying summary dismissal) and during the period of such covenant.

11.3 The covenants in this clause 11 are intended for the benefit of the Buyer, the Company and its Subsidiary and apply to actions carried out by the Sellers in any capacity and whether directly or indirectly, on the Sellers' own behalf, on behalf of any other person or jointly with any other person.

11.4 Nothing in this clause 11 prevents the Sellers or any of them from holding for investment purposes only:

                  (a)   any units of any authorised unit trust; or

                  (b) not more than 4.99% of any class of shares or securities of any publicly traded company.

11.5 Each of the covenants in this clause 11 is a separate undertaking by each Seller in relation to himself and his interests and shall be enforceable by the Buyer separately and independently of its right to enforce any one or more of the other covenants contained in this clause 11. Each of the covenants in this clause 11 is considered fair and reasonable by the parties, but if any restriction is found to be unenforceable, but would be valid if any part of it were deleted or the period or area of application reduced, the restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

11.6 The consideration for the undertakings contained in this clause 11 is included in the Purchase Price.

12    CONFIDENTIALITY AND ANNOUNCEMENTS

12.1 Each of the Sellers severally undertakes to the Buyer, and the Buyer undertakes to each of the Sellers, to keep confidential the existence of this agreement and, in the case of the Sellers, all information which they have acquired about the Buyer's Group (as such Group is constituted immediately before Completion) and, in the case of the Buyer, all information which it has acquired about the Company's Group (as such Group is constituted immediately before Completion), and to use the information only for the purposes contemplated by this agreement.

12.2  No party is required to keep confidential or to restrict its use of:

      (a) information that is or becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this agreement; or

      (b)   information  that the parties agree in writing is not  confidential;
            or

      (c) information about the Buyer's Group or the Company's Group that it receives from a source not connected with that Group and that it has acquired free from any obligation of confidence to any other person.

12.3  The Buyer does not have to keep confidential or restrict its use of:

      (a)   information  about the Company and its Subsidiary after  Completion;
            or

      (b) information that is known to the Buyer before the date of this agreement and that it has acquired free from any obligation of confidence to any other person.

12.4 Any party may disclose any information that it is otherwise required to keep confidential under this clause 12:

      (a) to such professional advisers, consultants and employees or officers of its Group as are reasonably necessary to advise on this agreement, or to facilitate the Transaction, if the disclosing party procures that the people to whom the information is disclosed keep it confidential as if they were that party; or

      (b)   with the written consent of all the other parties; or

      (c)   to the extent that the disclosure is required:

                  (i)   by law; or

                  (ii) by order (having the force of law) of any regulatory body, Taxation Authority or securities exchange; or

                  (iii) to  make  any  mandatory  filing  with,  or  obtain  any
                        mandatory   authorisation   from,  a  regulatory   body,
                        Taxation Authority or securities exchange

      but shall use reasonable endeavours to consult the other parties and to take into account any reasonable requests they may have in relation to the disclosure before making it.

12.5 Each party shall supply any other party with any information about itself, its Group or this agreement as such other party may reasonably require for the purposes of satisfying the requirements of a law, regulatory body or securities exchange to which such other party is subject.

12.6 No party shall make any announcement relating to this agreement or its subject matter without the prior written approval of all the other parties except as required by law or by any legal or regulatory authority.

13.   FURTHER ASSURANCE

      The Sellers shall (at the Buyer's expense) promptly execute and deliver all such documents, and do all such things, as the Buyer may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement.

14.   ASSIGNMENT

14.1 Except as provided otherwise in this agreement, no party may assign, or grant any Encumbrance or security interest over, any of its rights under this agreement or any document referred to in it.

14.2 Each party that has rights under this agreement is acting on its own behalf.

14.3 This Agreement shall not be assignable except that the Buyer may assign its rights under this agreement to any company of which it is (at the time of such assignment) a subsidiary or of which it is a holding company provided that if any such assignee subsequently ceases to be a member of the Buyer's Group the Buyer shall procure that before it so ceases it shall assign that benefit to the Buyer or another continuing member of the Buyer's Group.

14.4  If there is an assignment:

            (a)   the  Sellers  may  discharge  their   obligations  under  this
                  agreement to the assignor until they receive notice of the assignment; and

            (b) the assignee may enforce this agreement as if it were a party to it, but the Buyer shall remain liable for any obligations under this agreement.

15.   WHOLE AGREEMENT

15.1 This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any arrangements, understanding or previous agreement between them relating to the subject matter they cover. The Buyer acknowledges that it has not entered into this agreement relying upon any statement or representation, whether or not made by the Sellers or any of them, other than those incorporated into the Disclosure Letter or this agreement.

15.2 Nothing in this clause 15 operates to limit or exclude any liability for fraud.

16.   VARIATION AND WAIVER

16.1 Any variation of this agreement shall be in writing and signed by or on behalf of the parties.

16.2 Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addressed and to the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

16.3 A party that waives a right in relation to one party, or takes or fails to take any action against that party, does not affect its rights in relation to any other party.

16.4 No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

16.5 No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

16.6  Unless  specifically   provided  otherwise,   rights  arising  under  this
      agreement are cumulative and do not exclude rights provided by law.

17.   COSTS

17.1 Unless otherwise provided, all costs in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

18.   NOTICE

18.1  A notice given under this agreement:

      (a) shall be in writing in the English language (or be accompanied by a properly prepared translation into English);

      (b) shall be sent for the attention of the person, and to the address, specified in this clause 18 (or such other addressor person as each party may notify to the others in accordance with the provisions of this clause 18); and

      (c)   shall be:

            (i)   delivered personally; or

            (ii) sent by pre-paid first-class post, recorded delivery or registered post; or

            (iii) (if the  notice is to be served by post  outside  the  country from which it is sent) sent by registered airmail; or,

            (iv)  sent by international courier.

18.2 Any notice to be given to or by all of the Sellers under this agreement is deemed to have been properly given if it is given to or by the Sellers' Representatives named in clause 18.3. Any notice required to be given to or by some only of the Sellers shall be given to or by the Sellers concerned (and in the case of a notice to the Sellers) at their address as set out in Schedule 1.

18.3  The addresses for service of notice are:

      (a)   SELLERS' REPRESENTATIVES

                  (i)   names: Andrew Elliott and Paul Grace

                  (ii)  address: as set out in Schedule 1

      (b)   NETSOL TECHNOLOGIES, INC.

                  (i) 7TH Floor Elizabeth House, 78 Cannon Street, London EC4N 6HH, England

                  (ii)  for the attention of: Naeem Ghauri

18.4  A notice is deemed to have been received:

            (a)   if delivered personally, at the time of delivery; or

            (b) in the case of pre-paid first class post, recorded delivery or registered post, 48 hours from the date of posting; or

            (c) in the case of registered airmail, five days from the date of posting; or

            (d)   if deemed receipt under the previous paragraphs of this clause
                  18.4 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), when business next starts in the place of receipt.

19.   INTEREST ON LATE PAYMENT

19.1 Where a sum is required to be paid under this agreement (other than under the Tax Covenant) but is not paid before or on the date the parties agreed, the party due to pay the sum shall also pay an amount equal to interest on that sum for the period beginning with that date and ending with the date the sum is paid (and the period shall continue after as well as before judgment).

19.2 The rate of interest shall be 3% per annum above the base lending rate for the time being of Nat West Bank Plc. Interest shall accrue on a daily basis and be compounded quarterly.

19.3 This clause 19 is without prejudice to any claim for interest under the law.

20.   SEVERANCE

20.1 If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

20.2 If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

21.   AGREEMENT SURVIVES COMPLETION

      This agreement (other than obligations that have already been fully performed) remains in full force after Completion.

22.   THIRD PARTY RIGHTS

22.1 Subject to clause 11.3, no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this agreement.

22.2 Each of the parties represents to the others that their respective rights to terminate, rescind, or agree any amendment, variation, waiver or settlement under this agreement are not subject to the consent of any person that is not a party to this agreement.

23    SUCCESSORS

23.1 The rights and obligations of the Sellers and the Buyer under this agreement shall continue for the benefit of, and shall be binding on, their respective successors and assigns.

24    COUNTERPARTS

24.1 This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

25    LANGUAGE

25.1 If this agreement is translated into any language other than English, the English language text shall prevail.

26    GOVERNING LAW AND JURISDICTION

26.1 This agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the law of England and Wales.

26.2 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement.

This agreement has been entered into on the date stated at the beginning of it.

                                   SCHEDULE 1

                             PARTICULARS OF SELLERS

--------------------------------------------------------------------------------
SELLER'S NAME                         NUMBER OF              PERCENTAGE OF
AND ADDRESS                           SALE SHARES            PURCHASE PRICE
--------------------------------------------------------------------------------

 Andrew Elliott                       27,992                 5.5984

Address: Neville Orchard,
Truss Hill Road, Ascot,
Berkshire SL5 9AL
--------------------------------------------------------------------------------

Paul John Grace                       37,500                 7.5

Address: 5A Dunmow Hill,
Fleet, Hampshire GU13 9AN
--------------------------------------------------------------------------------

Jonathan Newton Halliday              38,034                 7.6068

Address: Corfe Barton,
Corfe, Taunton, Somerset
TA3 7BB
--------------------------------------------------------------------------------

James Nicholas Manktelow              30,993                 6.1966

Address: 23 Crescent
Gardens, Wimbledon Park,
London SW19 8AJ
--------------------------------------------------------------------------------

Graham E Tarrant                      75,000                 15

Address: Grantley House,
Spy Lane, Loxwood, West
Sussex RH14 0SQ
--------------------------------------------------------------------------------

Ivor M Tarrant                        75,000                 15

Address: 6 Irwin Drive,
Horsham, West Sussex RH12
INH
--------------------------------------------------------------------------------

Paula M Tarrant                      75,000                  15

Address: 6 Irwin Drive,
Horsham, West Sussex RH12
INH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Susan E Tarrant                      75,000                  15

Address: Grantley House,
Spy Lane, Loxwood, West
Sussex RH14 0SQ
--------------------------------------------------------------------------------

Christine Elliott                    27,991                  5.5982

Address: Neville Orchard,
Truss Hill Road, Ascot,
Berkshire SL5 9AL
--------------------------------------------------------------------------------

Anita Joan Grace                     37,500                  7.5

Address: 5A Dunmow Hill,
Fleet, Hampshire GU13 9AN
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                   PARTICULARS OF THE COMPANY AND SUBSIDIARIES

                                           PART 1. THE COMPANY

--------------------------------------------------------------------------------

NAME:                                      CQ Systems Ltd.
--------------------------------------------------------------------------------

COMPANY'S REGISTRATION NUMBER:             1998080
--------------------------------------------------------------------------------

REGISTERED OFFICE:                        Planet House, North Heath Lane,
                                          Horsham, West Sussex RH12 5QE
--------------------------------------------------------------------------------
AUTHORISED SHARE CAPITAL                  (pound)200,000

AMOUNT:                                   1,000,000

DIVIDED INTO:                             Ordinary Shares of (pound)0.20 each
--------------------------------------------------------------------------------

ISSUED SHARE CAPITAL                      (pound)100,000

AMOUNT:                                   500,000

DIVIDED INTO:                             Ordinary Shares of (pound)0.20 each
--------------------------------------------------------------------------------

REGISTERED SHAREHOLDERS:                   A Elliott         27,992

                                          P J Grace          37,500

                                          J N Halliday       38,034

                                          J Manktelow        30,983

                                          G E Tarrant        75,000

                                          I M Tarrant        75,000

                                          P M Tarrant        75,000

                                          S E Tarrant        75,000

                                          C Elliott          27,991

                                          A Grace            37,500
--------------------------------------------------------------------------------

BENEFICIAL OWNER OF SALE SHARES (IF
DIFFERENT):
--------------------------------------------------------------------------------

DIRECTORS AND SHADOW DIRECTORS:           A Elliott, P J Grace, J N Halliday, J
                                          Manktelow, G E Tarrant, I M Tarrant,
                                          C S Taylor
--------------------------------------------------------------------------------

SECRETARY:                                 P M Tarrant
--------------------------------------------------------------------------------

                           THE SUBSIDIARY

--------------------------------------------------------------------------------
NAME:                                      Custom Quest Limited
--------------------------------------------------------------------------------

COMPANY'S REGISTRATION NUMBER:             3534796
--------------------------------------------------------------------------------

REGISTERED OFFICE:                         Planet House, North Heath Lane,
                                           Horsham, West Sussex RH12 5QE
--------------------------------------------------------------------------------

AUTHORISED SHARE CAPITAL                   (pound)100,000

AMOUNT:                                    500,000

DIVIDED INTO:                              Ordinary Shares of (pound)0.20 each
--------------------------------------------------------------------------------

ISSUED SHARE CAPITAL                       (pound)100,000

AMOUNT:                                    500,000

DIVIDED INTO:                              Ordinary Shares of (pound)0.20 each
--------------------------------------------------------------------------------

REGISTERED SHAREHOLDERS:                   C Q Systems Limited 500,000 (100%)
--------------------------------------------------------------------------------

BENEFICIAL OWNER OF SHARES (IF DIFFERENT):
--------------------------------------------------------------------------------

DIRECTORS AND SHADOW DIRECTORS:            P J Grace, G E Tarrant, I M Tarrant,
                                           P M Tarrant, S E Tarrant
--------------------------------------------------------------------------------

SECRETARY:                                 P M Tarrant
--------------------------------------------------------------------------------

                                   SCHEDULE 3

                                   CONDITIONS

1. The despatch by the Buyer to its shareholders of an information statement in the form prescribed under the rules and regulations of the Securities Exchange Commission as embodied in the Securities Exchange Act of 1934, as amended (PROXY) and the passing at a general meeting of the Buyer of resolutions in the form set out in the Proxy.

2. The Sellers shall comply with the Intellectual Property Due Diligence Requirements set out in Schedule 10.

                                   SCHEDULE 4

                                   COMPLETION

                                 PART 1. CONDUCT BETWEEN EXCHANGE AND COMPLETION

1. The Sellers shall procure that the Business shall be conducted in the manner provided in this Part of this Schedule 4 from the date of this agreement to Completion.

2. The Company and its Subsidiary shall carry on business in the normal course.

3 The Company and its Subsidiary shall not (other than in the ordinary course of business):

            (a) dispose of any material assets used or required for the operation of its business; or

            (b) allot or agree to allot any shares or other securities, repurchase, redeem or agree to repurchase or redeem any of the shares; or

            (c) pass any resolution (save for any purposes anticipated by this agreement); or

            (d) enter into, modify or agree to terminate any Material Contract (as defined in paragraph 13 of Part 1of Schedule 5); or

            (e) incur any capital expenditure on any individual item in excess of (pound)5,000 or in excess of (pound)10,000 from execution of this agreement until Completion; or

            (f) borrow any sum in excess of (pound)1,000 OR amounts borrowed in the ordinary course of business and available to it at the date of this agreement; or

            (g) other than as agreed to by Buyer or in accordance with any existing remuneration policy, pay any dividend or make any other distribution of its assets; or

            (h) make, or agree to make, material alterations to the terms and conditions of employment (including benefits) of any of its directors, officers or employees other than any year end bonus payable in accordance with any existing remuneration policy and the Company's usual annual reviews; or

            (i)   create  any  Encumbrance   over  any  of  its  assets  or  its
                  undertaking; or

            (j) institute, settle or agree to settle any legal proceedings relating to its business, except debt collection in the normal course of business; or

            (k) grant, modify, transfer, agree to terminate or permit the lapse of any Intellectual Property Rights or enter into any agreement relating to any such rights; or

            (l)   pay any management charge to the Sellers; or

            (m) enter into any (or modify any subsisting) agreement with any trade union or any agreement that relates to any works council; or

            (n) vary the terms on which it holds any of the Properties or settle any rent review; or

            (o) make any material change to the accounting procedures or principles by reference to which its accounts are drawn up.

4 The Company or its Subsidiary may do anything falling within paragraph 3 of this Schedule 4 if the Buyer has given prior written consent.

5     The Company and its Subsidiary shall maintain in force insurance policies:

            (a)   that have limits of indemnity at least equal to; and

            (b)   the other terms of which are no less favourable than,

      those policies of insurance maintained by the Company or, in relation to the Subsidiary, by that Subsidiary on the date of this agreement.

6 The Sellers shall give to the Buyer as soon as possible full details of any material adverse change in the business, financial position or assets of the Company or its Subsidiary.

7     The Sellers shall not:

            (a) induce, or attempt to induce, any of the employees of the Company or its Subsidiary, whether directly or indirectly, to terminate their employment before the Completion Date; or

            (b) incur any liabilities to the Company or its Subsidiary, other than trading liabilities incurred in the normal course of business.

8 Save as set out in clause 5.11 in relation to the Executive Scheme, no amendment, other than one made solely to comply with legislative requirements, shall be made to any agreements or arrangements for the payment of pensions or other benefits on retirement:

      (a) to present or former directors, officers or employees of the Company or its Subsidiary; or

      (b)   to the dependants of any of those people.

                PART 2 WHAT THE SELLERS SHALL DELIVER TO THE BUYER AT COMPLETION

1. At Completion, the Sellers shall deliver to the Buyer the documents and evidence set out in this Part 2 of this Schedule 4:

            (a) transfers of the Sale Shares executed by the registered holders in favour of the Buyer;

            (b) the share certificates for the Sale Shares in the names of the registered holders or an indemnity in the agreed form for any lost certificates;

            (c) the waivers, consents and other documents required to enable the Buyer to be registered as the holder of the Sale Shares;

            (d) the original of any power of attorney under which any document to be delivered to the Buyer under this paragraph 1 has been executed;

            (e) certificates in respect of all issued shares in the capital of the Subsidiary and transfers, in favour of any person the Buyer directs, of all shares in the Subsidiary held by a nominee for the Company or another Subsidiary;

            (f) in relation to the Company and its Subsidiary, the statutory registers and minute books (written up to the time of Completion), the common seal, certificate of incorporation and any certificates of incorporation on change of name;

            (g) the written resignation, executed as a deed and in the agreed form, of James Manktelow from the position of director of the Company and its Subsidiary from his offices and employment with the Company or Subsidiary.

            (h) a certified copy of the minutes of the board meetings held pursuant to Part 3 of this Schedule 4;

            (i)   in relation to the Company and its Subsidiary:

                  (i) statements from each bank at which any of those companies has an account, giving the balance of each account at the close of business on the last Business Day before Completion;

                  (ii) all cheque books in current use and written confirmation that no cheques have been written since those statements were prepared;

                  (iii) details of their cash book balances; and

                  (iv) reconciliation statements reconciling the cash book balances and the cheque books with the bank statements delivered;

            (j) the land certificates, charge certificates, title deeds and other documents relating to the Properties as listed in the Disclosure Letter;

            (k) evidence, in agreed form, that any indebtedness or other liability of the kind described in paragraph 14 of Part 1 of
                  Schedule 5 (Transactions with sellers) has been discharged;

            (l) evidence, in agreed form, that the Company and its Subsidiary have been discharged from any responsibility for the indebtedness, or for the default in the performance of any obligation, of any other person;

            (m) a deed executed by each of the Sellers terminating the Shareholders Agreements they entered into with the Company;

            (n)   the Charge over Shares executed by the Sellers;

            (o) the written resignation of the auditors of the Company and its Subsidiary accompanied in each case by:

                  (i) a statement that there are no circumstances connected with the auditors' resignation which should be brought to the notice of the members or creditors of the Company or, in the case of the Subsidiary, of the Subsidiary; and

                  (ii) a written assurance that the resignation and statement have been, or will be, deposited at the registered office of the Company or Subsidiary in accordance with section 394 of the Companies Act 1985.

                           PART 3   MATTERS FOR THE BOARD MEETINGS AT COMPLETION

1. The Sellers shall cause a board meeting of the Company and its Subsidiary to be held at Completion, at which the matters set out in this Part 3 of this Schedule 4 shall take place.

2. A resolution to register the transfer of the Sale Shares shall be passed at such board meeting of the Company, subject to the transfers being stamped at the cost of the Buyer.

3. James Manktelow shall resign from his offices and employment with the Company or its Subsidiary with effect from the end of the relevant board meeting.

4. Naeem Ghauri shall be appointed as director of the Company and its Subsidiary. Mr. Ghauri shall undertake to dedicate an equivalent amount of time to the Company as dedicated by James Manktelow prior to the Completion and shall be compensated on an equivalent basis by payment directly to Buyer. The appointments shall take effect at the end of the board meeting.

5. All the existing instructions and authorities to bankers shall be revised with new instructions and authorities adding Naeem Ghauri as an additional signatory to those banks in the form the Buyer requires.

6. A resolution whereby the Company agrees to the termination of the Shareholders Agreement

7. The situation of the registered office of the Company and its Subsidiary shall be changed to the situation required by the Buyer.

8. Reddy Siddiqui shall be appointed as the new auditors of the Company and its Subsidiary

                                   SCHEDULE 5

                                   WARRANTIES

                           PART 1. GENERAL WARRANTIES

1.    POWER TO SELL THE COMPANY

1.1 The Sellers have all requisite power and authority to enter into and perform this agreement and the other documents referred to in it.

1.2 This agreement and the other documents referred to in it constitute (or shall constitute when executed) valid, legal and binding obligations on the Sellers in the terms of the agreement and such other documents.

1.3 Compliance with the terms of this agreement and the documents referred to in it shall not breach or constitute a default under any of the following:

            (a) any agreement or instrument to which any of the Sellers is a party or by which any of them is bound; or

            (b) any order, judgment, decree or other restriction applicable to any of the Sellers.

            The Warranties set out in paragraphs 1.1 to 1.3 above are given solely by and in respect of the Sellers individually.

2.    SHARES IN THE COMPANY AND SUBSIDIARIES

2.1 The Sale Shares constitute 100% of the allotted and issued share capital of the Company and are fully paid.

2.2   The Sellers are the legal and beneficial owners of the Sale Shares.

2.3 Part 2 of Schedule 2 lists all the Subsidiaries of the Company at the date of this agreement and sets out particulars of their allotted and issued share capital.

2.4 The Company is the sole legal and beneficial owner of the whole allotted and issued share capital of its Subsidiary.

2.5   The issued shares of the Subsidiary are fully paid up.

2.6 The Sale Shares and the shares of the Subsidiary are free from all Encumbrances.

2.7 No right has been granted to any person to require the Company or any of the Subsidiary to issue any share capital and no Encumbrance has been created in favour of any person affecting any unissued shares or debentures or other unissued securities of the Company or its Subsidiary.

2.8 No commitment has been given to create an Encumbrance affecting the Sale Shares or the issued shares of the Subsidiary (or any unissued shares or debentures or other unissued securities of the Company or its Subsidiary) or for any of them to issue any share capital and no person has claimed any rights in connection with any of those things.

2.9   Neither the Company nor its Subsidiary:

            (a) holds or beneficially owns, or has agreed to acquire, any securities of any corporation other than its own Subsidiary; or

            (b) is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or

            (c) has, outside its country of incorporation, any branch or permanent establishment; or

            (d) has allotted or issued any securities that are convertible into shares.

2.10  Neither the Company nor its Subsidiary has at any time:

            (a)   purchased, redeemed or repaid any of its own share capital; or

            (b) given any financial assistance in connection with any acquisition of its share capital or the share capital of its holding company (as that expression is defined in section 736 of the Companies Acts) as it would fall within sections 151 to 158 (inclusive) of the Companies Acts.

2.11 All dividends or distributions declared, made or paid by the Company and its Subsidiary have been declared, made or paid in accordance with its memorandum, articles of association, the applicable provisions of the Companies Acts and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.

3.    CONSTITUTIONAL AND CORPORATE DOCUMENTS

3.1 the copies of the memorandum and articles of association of the Company and its Subsidiary Disclosed to the Buyer are true, accurate and complete in all respects and copies of all the resolutions and agreements required to be annexed to or incorporated in those documents by the law applicable are annexed or incorporated.

3.2 All statutory books and registers of the Company and its Subsidiary have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

3.3 All returns, particulars, resolutions and other documents which the Company or its Subsidiary is required by law to file with or deliver to any authority in any jurisdiction (including, in particular, the Registrar of Companies in England and Wales) have been correctly made up and filed or, as the case may be, delivered.

4.    INFORMATION

4.1 All material written information (other than documents annexed to the Disclosure Letter and not specifically warranted) given by the Sellers or the Sellers' Solicitors to the Buyer, the Buyer's Solicitors, the Buyer's Counsel or the Buyer's Accountants relating to the business, activities, assets and liabilities of the Company and the Subsidiary was, when given, and is now true and accurate in all material respects.

4.2 The particulars relating to the Company and its Subsidiary in Schedule 2 in this agreement are accurate.

5.    COMPLIANCE WITH LAWS

      The Company and its Subsidiary is at the date of this agreement conducting its business in all material respects in accordance with all applicable laws and regulations.

6.    LICENCES AND CONSENTS

6.1 The Company and its Subsidiary has all necessary licences, consents, permits and authorities (other than in respect of the Properties, the Intellectual Property, the Employees and the Retirement Benefits all of which are addressed in separate warranties) necessary to carry on its business in the places and in the manner in which its business is now carried on, all of which are valid and subsisting.

6.2 There is no reason known to the Sellers why any of those licences, consents, permits and authorities should be suspended, cancelled or revoked.

7.    INSURANCE

7.1 All the assets and undertaking of the Company and the Subsidiary of an insurable nature are, and have at all material times been, insured in amounts reasonably regarded as adequate against fire and other risks normally insured against by persons carrying on the same business as that carried on by the Company.

7.2 The particulars of those policies set out in the Disclosure Letter are accurate.

7.3 There are no material outstanding claims under, or in respect of the validity of, any of those policies and so far as the Sellers are aware, there are no circumstances likely to give rise to any claim under any of those policies.

7.4 All the insurance policies are in full force and effect, are not void or voidable, nothing has been done or not done which could make any of them void or voidable.

8.    POWER OF ATTORNEY

8.1 There are no powers of attorney in force given by the Company or its Subsidiary.

8.2 No person, as agent or otherwise, is entitled or authorised to bind or commit the Company or its Subsidiary to any obligation other than by reason of the ostensible or implied authority of the directors or senior employees to enter into routine contracts in the normal course of their duties.

9.    DISPUTES AND INVESTIGATIONS

9.1 Neither the Company nor its Subsidiary nor any person for whom the Company or its Subsidiary is vicariously liable:

            (a) is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency (except for debt collection in the normal course of business); or

            (b) is so far as the Sellers are aware (but without making any specific enquiry) the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.

9.2 No director of the Company or its Subsidiary is, to the extent that it relates to the business of the Company or its Subsidiary, engaged in or subject to any of the matters mentioned in paragraph 9.1 of this Schedule 5.

9.3 No such proceedings, investigation or inquiry as are mentioned in paragraph 9.1 or paragraph 9.2 of this Schedule 5 have been threatened or so far as the Sellers are aware are pending and the Sellers have not received notice to the effect that there are circumstances likely to give rise to any such proceedings.

9.4 The Company and its Subsidiary are not affected by any existing or pending judgments or rulings and have not given any undertakings arising from legal proceedings to a court, governmental agency, regulator or third party.

10.   DEFECTIVE PRODUCTS AND SERVICES

10.1 Neither the Company nor its Subsidiary has received any written notice in the 12 month period preceding the date of this agreement that it has manufactured or sold any products which were, at the time they were manufactured or sold, faulty or defective or did not comply with:

            (a) warranties or representations expressly made or implied by or on behalf of the Company or relevant Subsidiary; or

            (b) all laws, regulations, standards and requirements applicable to the products.

10.2 So far as the Sellers are aware, no proceedings have been started, are pending or have been threatened against the Company or its Subsidiary in which it is claimed that any products manufactured or sold by the company concerned are defective, not appropriate for their intended use or have caused bodily injury or material damage to any person or property when applied or used as intended.

10.3 So far as the Sellers are aware, no proceedings have been started and there are no outstanding liabilities or claims pending or threatened against the Company or its Subsidiary in respect of any services supplied by the Company or its Subsidiary for which the Company or its Subsidiary is or may become liable and no dispute exists between the Company or its Subsidiary and any of their respective customers or clients.

11.   CUSTOMERS AND SUPPLIERS

11.1 In the 12 months ending with the date of this agreement, neither the business of the Company nor its Subsidiary has been materially affected in an adverse manner as a result of any one or more of the following things happening to the Company or its Subsidiary:

            (a) the loss of any of its material customers or material suppliers; or

            (b) a reduction in trade with its material customers or in the extent to which it is supplied by any of its material suppliers; or

            (c) a change in the terms on which it trades with or is supplied by any of its material customers or material suppliers.

11.2 For the purpose of clause 11, "material" shall, in relation to a customer, mean a customer that represents 10 per cent or more of the aggregate amount of all sales of goods or services in the 12 month period ending on the date of this agreement and, in relation to a supplier, mean a supplier that represents 10 per cent or more of the aggregate amount of all purchase of goods or services in the 12 month period ending on the date of this agreement.

12.   COMPETITION

12.1  The definition in this paragraph applies in this agreement.

      COMPETITION LAW: the national and directly effective legislation of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices (including, but not limited to, cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers.

12.2 So far as the Sellers are aware, neither the Company nor its Subsidiary is engaged in any agreement, arrangement, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which the Company or its Subsidiary conduct business and no Director is engaged in any activity which would be an offence or infringement under any such Competition Law.

12.3 So far as the Sellers are aware, neither the Company nor its Subsidiary is the subject of any investigation, inquiry or proceedings by any relevant government body, agency or authority in connection with any actual or alleged infringement of the Competition Law of any jurisdiction in which the Company or its Subsidiary conducts business.

12.4  No such  investigation,  inquiry or  proceedings as mentioned in paragraph
      12.3 of this Schedule 5 have been threatened or are pending and, so far as the Sellers are aware, there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

12.5 Neither the Company nor its Subsidiary is the subject of any existing or pending decisions, judgments, orders or rulings of any relevant government body, agency or authority responsible for enforcing the Competition Law of any jurisdiction and neither the Company nor its Subsidiary have given any undertakings or commitments to such bodies which affect the conduct of the Business.

12.6 Neither the Company nor its Subsidiary is in receipt of any payment, guarantee, financial assistance or other aid from the government or any state body which was not, but should have been, notified to the European Commission under Article 88 of the EC Treaty for decision declaring such aid to be compatible with the common market.

13.   CONTRACTS

13.1  The definition in this paragraph applies in this agreement.

      MATERIAL CONTRACT: an agreement or arrangement to which the Company or its Subsidiary is a party or is bound by and which is of material importance to the business, profits or assets of the Company or its Subsidiary. For the purpose of clause 13, "material" shall, in relation to a customer, mean a customer that represents 10 per cent or more of the aggregate amount of all sales of goods or services in the 12 month period ending on the date of this agreement and, in relation to a supplier, mean a supplier that represents 10 per cent or more of the aggregate amount of all purchases of goods or services in the 12 month period ending on the date of this agreement.

13.2 Except for the agreements and arrangements Disclosed, neither the Company its Subsidiary is a party to or subject to any agreement or arrangement which:

            (a)   is a Material Contract; or

            (b)   is of an unusual or exceptional nature; or

            (c) is not in the ordinary and proper course of business of the Company or, in the case of any of its Subsidiary, the Subsidiary; or

            (d) may be terminated as a result of any Change of Control of the Company or its Subsidiary; or

            (e) restricts the freedom of the Company or its Subsidiary to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

            (f)   involves agency or distributorship; or

            (g)   involves  partnership,   joint  venture,   consortium,   joint
                  development or shareholders agreements; or

            (h) requires the Company or its Subsidiary to pay any commission, finders' fee or royalty; or

            (i)   is not on arm's length terms; or

            (j) provides for payments or other dealings in or calculated by reference to the euro or which will otherwise be affected by the changes arising from European Monetary Union.

13.3 Each Material Contract is in full force and effect and binding on the parties to it in accordance with its terms. So far as the Sellers are aware, neither the Company nor its Subsidiary have defaulted under or breached a Material Contract to any material extent giving rise to a claim in damages and so far as the Sellers are aware no other party to a Material Contract has defaulted under or breached such a contract to any material extent giving rise to a claim in damages.

13.4 No notice of termination of a Material Contract has been received or served by the Company or its Subsidiary other than in accordance with its terms.

14.   TRANSACTIONS WITH SELLERS

14.1 Save in respect of any employment related arrangements, there is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between the Company and any of the following, or between the Subsidiary and any of the following:

            (a) any of the Sellers or any person Connected with any of the Sellers; or

            (b)   any director of a member of the Company's Group; or

            (c)   any person Connected with such a member or director.

14.2 None of the Sellers nor any person Connected with any of the Sellers is entitled to a claim of any nature against the Company or its Subsidiary or has assigned to any person the benefit of a claim against the Company or that Subsidiary to which the Seller or a Connected person would otherwise be entitled.

15.   FINANCE AND GUARANTEES

15.1 Full particulars of all money borrowed by the Company and its Subsidiary (including full particulars of the terms on which such money has been borrowed) have been Disclosed.

15.2 There is not outstanding any guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement that has been given by or entered into by the Company or its Subsidiary or any third party in respect of borrowings or other obligations of the Company or its Subsidiary.

15.3 The total amount borrowed by the Company or its Subsidiary does not exceed any limitations on the borrowing powers contained:

            (a) in the memorandum and articles of association of the Company or the relevant Subsidiary; or

            (b) in any debenture or other deed or document binding on the Company or the Subsidiary.

15.4 Neither the Company nor its Subsidiary has any outstanding loan capital, or since the Accounts Date has lent any money that has not been repaid, and there are no debts owing to the Company or its Subsidiary other than debts that have arisen in the normal course of business.

15.5  Neither the Company nor its Subsidiary has:

            (a) factored any of its debts or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Accounts; or

            (b) waived any right of set-off it may have against any third party.

15.6 No part of the amounts included in the Accounts, or subsequently recorded in the books of the Company or the Subsidiary, as owing by any debtor (other than any provision made for bad or doubtful debts), is overdue by more than twelve weeks, or has been released on terms that any debtor pays less than the full book value of his debt, or has been written off, or has proved to any extent to be irrecoverable or is now regarded by the Company as irrecoverable in whole or in part.

15.7 No indebtedness of the Company or Subsidiary (other than trade credit incurred in the usual course of its business) is due and payable and no security over any of the assets of the Company or any Subsidiary is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise. Neither the Company nor Subsidiary has received any notice whose terms have not been fully complied with and/or carried out from any creditor requiring any payment to be made and/or intimating the enforcement of any security which it may hold over the assets of the Company or its Subsidiary.

15.8 Neither the Company nor its Subsidiary has given or entered into any guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement or is responsible for the indebtedness, or for the default in the performance of any obligation, of any other person.

15.9 Neither the Company nor its Subsidiary is subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any government department or other body.

15.10 Particulars of the balances of all the bank accounts of the Company and its Subsidiary, showing the position as at the day immediately preceding the date of this agreement, have been Disclosed and the Company and its Subsidiary have no other bank accounts. Since those particulars were given, there have been no payments out of those accounts other than routine payments in the ordinary course of business.

15.11 A Change of Control of the Company will not result in:

            (a) termination of or material effect on any financial agreement or arrangement to which the Company, or its Subsidiary, is a party or subject;

            (b)   termination of any material customer contract; or,

            (c) any indebtedness of the Company or its Subsidiary becoming due, or capable of being declared due and payable, prior to its stated maturity.

16.   INSOLVENCY

16.1  Neither the Company nor its Subsidiary:

            (a) is insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other insolvency legislation applicable to the company concerned; and

            (b)   has stopped paying its debts as they fall due.

16.2  No step has been taken to initiate any process by or under which:

            (a) the ability of the creditors of the Company, or of its Subsidiary, to take any action to enforce their debts is suspended, restricted or prevented; or

            (b) some or all of the creditors of the Company or its Subsidiary accept, by agreement or in pursuance of a court order, an amount less than the sums owing to them in satisfaction of those sums with a view to preventing the dissolution of the Company or its Subsidiary; or

            (c) a person is appointed to manage the affairs, business and assets of the Company, or its Subsidiary, on behalf of the Company's, or its Subsidiary's creditors; or

            (d) the holder of a charge over the Company's assets or over its Subsidiary assets is appointed to Control the business and assets of the Company or its Subsidiary.

16.3 In relation to the Company and its Subsidiary, so far as the Sellers are aware

            (a)   no administrator has been appointed;

            (b)   no   documents   have  been  filed  with  the  court  for  the
                  appointment of an administrator; and

            (c) no notice of an intention to appoint an administrator has been given by the relevant company, its directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986).

16.4 So far as the Sellers are aware, no process has been initiated which will lead to the Company or its Subsidiary being dissolved and its assets being distributed among the relevant company's creditors, shareholders or other contributors.

16.5 No distress, execution or other process has been levied on an asset of the Company or its Subsidiary.

17.   ASSETS

17.1 The Company or its Subsidiary is the full legal and beneficial owner all the assets included in the Accounts, and any assets acquired since the Accounts Date, except for those disposed of since the Accounts Date in the normal course of business.

17.2 None of the assets shown in the Accounts or used by the Company or its Subsidiary is the subject of any lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms or is the subject of any licence or factoring arrangement.

17.3 The Company or its Subsidiary is in possession and control of all the assets included in the Accounts and those acquired since the Accounts Date, except for those Disclosed as being in the possession of a third party in the normal course of business.

17.4 None of the assets, undertaking or goodwill of the Company or its Subsidiary is subject to an Encumbrance, or to any agreement or commitment to create an Encumbrance, and no person has claimed to be entitled to create such an Encumbrance.

17.5 The assets of the Company and its Subsidiary together with the Intellectual Property Rights and assets held under the hire purchase leasing and rental agreements listed in the Disclosure Letter comprise all the assets necessary for the continuation of the relevant company's business in substantially the same manner as now carried on.

18.   CONDITION OF PLANT AND EQUIPMENT AND STOCK IN TRADE

      Other than the Company's IT Systems the plant, machinery, equipment and vehicles used in connection with the Business are subject to normal wear and tear in satisfactory working order and have been regularly and properly maintained.

19.   ENVIRONMENTAL

19.1  The definitions in this paragraph apply in this agreement.

      HAZARDOUS SUBSTANCES: any natural or artificial substance (whether solid, liquid or gas and whether alone or in combination with any other substance or radiation), capable of causing harm to any human or other living organism or the Environment.

      ENVIRONMENT: air, water and land, all living organisms and natural or man-made structures.

      ENVIRONMENTAL LAW: any law applicable at the date of this Agreement in so far as it relates to Environmental Matters.

      ENVIRONMENTAL MATTERS: the protection of human health, the protection and condition of the Environment, the condition of the workplace, the generation, transportation, storage, treatment, emission, deposit and disposal of any Hazardous Substance or Waste.

      WASTE: all waste, including any unwanted or surplus substance irrespective of whether it is capable of being recycled or recovered or has any value.

19.2 All permits, consents and licences required or issued under Environmental Law which are necessary for carrying on the Business are in full force and effect and have been complied with in all material respects and there are no circumstances of which any of the Sellers are aware (including, but not limited to, the sale of the Sale Shares to the Buyer) likely to give rise to the modification, suspension or revocation of, or lead to the imposition of unusual or onerous conditions on, or to prejudice the renewal of, any of those permits, consents or licences.

19.3 Neither the Company nor its Subsidiary has received any notice or other communication from which it appears that it may be (or is alleged to be) in breach of or to have incurred liability under any Environmental Law.

19.4 So far as the Sellers are aware there are no Hazardous Substances or Waste at any of the Properties in circumstances which constitute a breach of Environmental Law.

19.5 No proceeding or action relating to Environmental Law has been taken, nor, so far as the Sellers are aware, is pending or threatened against the Company or its Subsidiaries, or any employees, directors or officers of the Company or its Subsidiaries by any competent authority or any other person.

19.6 The Sellers are not aware of any circumstances by which either the Company or its Subsidiary has any actual or potential liability under any Environmental Law by reason of it having owned, occupied or used any Previously-owned Land and Buildings.

20.   INTELLECTUAL PROPERTY

20.1  The definition in this paragraph applies in this agreement.

      INTELLECTUAL PROPERTY RIGHTS: patents, utility models, copyright, trade marks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, moral rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection in any part of the world.

20.2 Particulars are set out in the Disclosure Letter of all registered Intellectual Property Rights (including applications for such rights) and material unregistered Intellectual Property Rights owned or used by the Company and its Subsidiary (the "IP Rights").

20.3 Particulars are set out in the Disclosure Letter of all licences and agreements under which as at the date of this Agreement:

            (a) the Company or its Subsidiary uses or exploits material Intellectual Property Rights owned by any third party; or

            (b) the Company or any of its Subsidiary has licensed or agreed to license Intellectual Property Rights to, or otherwise permitted the use of any Intellectual Property Rights by, any third party;

            such licences and agreements being referred to in this paragraph as the "IP Agreements"

20.4 The Company or the Subsidiary is either validly licensed to use or is the sole legal and beneficial owner of (or applicant for) the IP Rights, free in the case of the IP Rights owned by the Company or the Subsidiary from all Encumbrances.

20.5 The Company and its Subsidiary do not require any material Intellectual Property Rights other than the IP Rights in order to carry on the Business.

20.6 Neither the Company nor its Subsidiary has received notice of any claim challenging its rights to or disputing ownership of any of the IP Rights, and:

            (a) (to the extent that such rights are registered or are the subject of any application for registration) all application and renewal fees and other steps required for the maintenance or protection of such rights have been paid on time or taken;

            (b) all confidential information (including know-how and trade secrets) owned by the Company or its Subsidiary has been kept confidential and not disclosed to third parties; and

            (c) so far as the Sellers are aware no mark, trade name or domain name identical or similar to any such rights has been registered, or is being used by any person in the same or a similar business to that of the Company or its Subsidiary, in any country in which the Company or the Subsidiary has registered or is using that mark, trade name or domain name.

20.7 No procedural step is due to be taken within 30 days of Completion the omission of which would jeopardise the maintenance or prosecution of any of the Intellectual Property Rights owned or used by the Company or its Subsidiary which are registered or the subject of an application for registration.

20.8 So far as the Sellers are aware, there is and has been no infringement by any third party of any IP Rights , and no such infringement is anticipated.

20.9  The IP Agreements:

            (a) have not (as far as the Sellers are aware) been the subject of any breach or default by any party or of any event which, with the giving of notice or lapse of time, would constitute a default;

            (b) are not (as far as the Sellers are aware) the subject of any claim, dispute or proceeding, pending or threatened; and

            (c)   have, where required, been duly recorded or registered.

20.10 A Change of Control of the Company or its Subsidiary will not result in the termination of or materially affect the use by the Company or the Subsidiary of any of the IP Rights.

20.11 So far as Sellers are aware, and as at the date of this Agreement, the activities of the Company and its Subsidiary in the course of the Business and the licensed activities of any licensee of IP Rights granted by the Company or its Subsidiary have not infringed, do not infringe and are not likely to infringe the IP Rights of any third party.

21.   INFORMATION TECHNOLOGY

21.1  The definitions in this paragraph apply in this agreement.

      IT SYSTEM: all computer hardware (including network and telecommunications equipment) and software (including associated preparatory materials, user manuals and other related documentation) used as at the date of this Agreement by the Company or its Subsidiary in the course of the Business (but excluding any such supplied to customers or clients in the course of the Business) and owned by, or leased or licensed to the Company or its Subsidiary.

      IT CONTRACTS: all agreements under which any third party (including without limitation source code deposit agents) provides any element of, or services relating to, the IT System, including leasing, hire purchase, licensing, maintenance and services agreements.

21.2 Particulars of the IT System and all IT Contracts are set out in the Disclosure Letter.

21.3 Save to the extent provided in the IT Contracts, the Company and its Subsidiary are the owners of the IT System free from Encumbrances. The Company and its Subsidiary have obtained all necessary rights from third parties to enable them to make use of the IT System in the manner that it is used in the course of the Business.

21.4 So far as the Sellers are aware, no act or omission has occurred which would, if necessary with the giving of notice or lapse of time, constitute a breach of any of the IT Contracts.

21.5 There are and have been no claims, disputes or proceedings against or by the Company or its Subsidiary arising or threatened under any IT Contracts.

21.6 None of the IT Contracts is liable to be terminated or otherwise materially affected by a Change of Control of the Company and/or its Subsidiary, and the Sellers have no reason to believe that any IT Contracts will not be renewed on the same or substantially the same terms when they expire.


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

21.7 The Company and its Subsidiary have possession or control of the source code of all software in the IT System, or have the right to gain access to such code under the terms of source code deposit agreements with the owners of the rights in the relevant software and reputable deposit agents.

21.8  The elements of the IT System:

            (a) are functioning in all material respects in accordance with all applicable specifications;

            (b) are not defective in any material respect and have not been materially defective or materially failed to function (so as to cause a material disruption to the Business) during the last three years;

            (c) (so far as the Sellers are aware) do not contain any software virus and have not within the last 12 months been infected by any software virus or accessed by any unauthorised person;

            (d)   have   sufficient   capacity  and   performance  to  meet  the
                  requirements of the Company and its Subsidiary as at the date of this Agreement;

            (e) include sufficient user information to enable reasonably skilled personnel in the field to use and operate the IT System without the need for further assistance; and

            (f) have been regularly maintained and the IT System has the benefit of the maintenance and support agreements copies of which are attached to the Disclosure Letter.

21.9 The Company and its Subsidiary have reasonable procedures, including in relation to off-site working where applicable, with the intention of ensuring the security of the IT System and the confidentiality and integrity of all data stored in it.

21.10 The Company and its Subsidiary have in place a disaster recovery plan which is fully documented and which is intended to enable the business of the Company and its Subsidiary to continue if there were significant damage to or destruction of some or all of the IT System. A copy of the plan is attached to the Disclosure Letter.

21.11 The performance and functionality of the IT System has been unaffected by any changes in dates. In particular:

            (a)   no  value  for  a  current   date  has  to  date   caused  any
                  interruption in operation;


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

            (b) date-based functionality has to date behaved consistently for all dates;

            (c) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and

            (d)   all leap years to date have been recognised as such.

21.12 The IT System is capable of:

            (a) performing its functions in multiple currencies, including the euro;

            (b) satisfying all applicable legal requirements relating to the euro, including the conversion and rounding rules in EC Regulation 1103/97;

            (c) displaying and printing the generally accepted symbols for the euro and any other currency; and

            (d) processing the generally accepted codes for the euro and any other currency.

22.   DATA PROTECTION

22.1 The Company and its Subsidiary have notified the Information Commissioner under the Data Protection Act 1998 in respect of all processing of personal data carried out by them and:

            (a) have renewed such notifications and have notified any changes occurring in between such notifications as required by that Act;

            (b)   have paid all fees payable in respect of such notifications;

            (c) the contents of such notifications (copies of which are attached to the Disclosure Letter) are complete and accurate; and

            (d) there has been no unauthorised disclosure of personal data outside the terms of such notifications.

22.2  No personal data have been transferred outside the European Economic Area.

22.3  The Company and its Subsidiary have:

            (a) complied in all material respects with the Data Protection Act 1984 and the Data Protection Act 1998;

            (b) satisfied any requests for access to personal data subject to paragraph 22.3(a) of this Schedule 5;

            (c) established the procedures necessary to ensure continued compliance with such legislation; and


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

            (d) complied with the requirements of the seventh principle of the Data Protection Act 1998 in respect of any processing of data carried out by a data processor on behalf of the Company or any of its Subsidiary, including by entering into a written contract with the data processor confirming that the data processor will only act on the instructions of the Company or the Subsidiary, and requiring the data processor to comply with obligations relating to security measures equivalent to those imposed on the Company or the Subsidiary by the seventh principle as mentioned above.

22.4  Neither the Company nor any of its Subsidiary has received any:

            (a) notice or complaint under the Data Protection Act 1998 alleging non-compliance with the Act (including any information or enforcement notice, or any transfer prohibition notice); or

            (b) claim for compensation for loss or unauthorised disclosure of data; or

            (c) notification of an application for rectification or erasure of personal data,

      and neither the Company nor its Subsidiary is aware of any circumstances which are likely to give rise to the giving of any such notice or the making of any such notification.

22.5 Neither the Company nor its Subsidiary is relying on the transitional exemptions for manual data under Schedule 8 of the Data Protection Act 1998.

22.6 The Company and its Subsidiary have complied with their obligations under the Privacy and Electronic Communications (EC Directive) Regulations 2003 in respect of the use of electronic communications (including e-mail, text messaging, fax machines, automated calling systems and non-automated telephone calls) for direct marketing purposes.

23.   EMPLOYMENT

23.1  The definitions in this paragraph apply in this agreement.

      EMPLOYMENT LEGISLATION: legislation applying in England and Wales affecting contractual and other relations between employers and employees, including but not limited to the following legislation and any amendment, extension or re-enactment of such legislation; the Employment Rights Act 1996; the Equal Pay Act 1970; the Sex Discrimination Act 1975; the Race Relations Act 1976; the Disability Discrimination Act 1995; the Gender Reassignment Regulations 1999; the Transfer of Undertakings (Protection of Employment) Regulations 1981; the Trade Union and Labour Relations Act (Consolidation) 1992; Section 3 of the Protection from Harassment Act 1997; the Working Time Regulations 1998; the National Minimum Wage Act 1998; the Employment Relations Act 1999; the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000; the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002; the Employment Act 2002; the Employment Equality (Religion or Belief) Regulations 2003; the Employment Equality (Sexual Orientation) Regulations 2003 and any claim arising under European treaty provisions or directives enforceable against the Company or its Subsidiary by any Employee or Worker.


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

      EMPLOYEE: any person employed by the Company or its Subsidiary under a contract of employment.

      WORKER: any person who personally performs work for the Company or any of its Subsidiaries but who is not in business on their own account or is in a client/customer relationship.

23.2  The name of each person who is a Director is set out in Schedule 2.

23.3 The Disclosure Letter lists all Employees and Workers of the Company and its Subsidiary, the particulars of each Employee and Worker and the principal terms of their contract including:

            (a)   their name;

            (b)   their  current   remuneration   (including  any  benefits  and
                  privileges provided or which the Company or the relevant Subsidiary is bound to provide);

            (c) the commencement date of their contract and, if an Employee, the date on which their continuous service began;

            (d) the length of notice necessary to terminate the contract, or if a fixed term, the expiry date of the fixed term and details of any previous renewals;

            (e)   the type of contract (whether full or part-time or other);

            (f)   their date of birth;

            (g) the country in which the Employee or Worker works or performs services and/or is paid, if the Employee or Worker works or is paid outside England and Wales; and

            (h) the law governing the contract, if the Employee or Worker works or is paid outside England and Wales.

23.4 The Disclosure Letter lists all persons who are not Workers and who are providing services to the Company or its Subsidiary under an agreement which is not a contract of employment with the Company or the relevant Subsidiary (including, in particular, where the individual acts as a consultant or is on secondment from a company which is not a member of the Company's Group) and the particulars of the terms on which the individual provides services, including:


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

            (a)   the individual's name;

            (b) the remuneration of the individual (including any benefits and privileges provided or which the Company or its Subsidiary is bound to provide);

            (c)   the length of notice necessary to terminate the agreement;

            (d)   the term of the agreement;

            (e) the country in which the individual provides services, if the individual provides services wholly or mainly outside England and Wales; and

            (f) the law governing the agreement, if the individual provides services wholly or mainly outside England and Wales.

23.5 The Disclosure Letter includes particulars of all Employees and Workers of the Company and its Subsidiary who are on secondment, maternity, paternity, adoption or other statutory leave or absent due to ill-health or for any other reason.

23.6 No notice to terminate the contract of employment of any Employee or Worker of the Company or its Subsidiary (whether given by the relevant employer or by the Employee or Worker) is pending, outstanding or threatened and no dispute under any Employment Legislation or otherwise is outstanding between:

            (a)   the  Company  and  any  of its  current  or  former  Employees relating to their employment, its termination and any reference given by the Company or its Subsidiary regarding them; or

            (b) the Company and any of its current or former Workers relating to their contract, its termination and any reference given by the Company or its Subsidiary regarding them; or

            (c) between the Subsidiary and any of their current or former Employees or Workers, the terms of their contracts, the termination thereof and any references given by the Company or its Subsidiary regarding them.

23.7  No  questionnaire  has been served on the Company or its  Subsidiary by an
      Employee  or  Worker  under  any  Employment   Legislation  which  remains
      unanswered in full or in part.


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

23.8 Every Employee or Worker of the Company and its Subsidiary who requires a work permit to work in the United Kingdom has a current work permit or other permission and all necessary permission to remain in the United Kingdom.

23.9 No offer of a contract of employment has been made by the Company or by its Subsidiary to any individual that has not yet been accepted, or which has been accepted but where the individual's employment has not yet started.

23.10 The acquisition of the Sale Shares by the Buyer and compliance with the terms of this agreement will not enable any Directors, officers or senior Employees of the Company or its Subsidiary to terminate their employment or receive any payment or other benefit.

23.11 All contracts between the Company and its Employees and Workers and between its Subsidiary and the Subsidiary's Employees and Workers are terminable on three months' notice or less without compensation (other than compensation for unfair dismissal, statutory redundancy pay and pay for the period of notice).

23.12 All contracts between the Company or its Subsidiary and their Directors, Employees or Workers comply with any relevant requirements of section 319 of the Companies Act 1985.

23.13 Neither the Company nor its Subsidiary is a party to, bound by or proposing to introduce in respect of any of its Directors or Employees any redundancy payment scheme in addition to statutory redundancy pay, nor is there any agreed procedure for redundancy selection.

23.14 Neither the Company nor its Subsidiary is a party to, bound by or proposing to introduce in respect of any of its Directors, Employees or Workers any share option, profit sharing, bonus, commission or any other scheme relating to the profit or sales of the Company or its Subsidiary.

23.15 Neither the Company nor its Subsidiary has in the last 12 months incurred any actual liability in connection with any termination of employment of its Employees (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any Employee.

23.16 Neither the Company nor its Subsidiary has in the last 12 months incurred any liability for failure to provide information or to consult with Employees under any Employment Legislation.


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

23.17 Neither the Company nor its Subsidiary has made or agreed to make any ex-gratia payment or provided or agreed to provide any ex-gratia benefit to a present or former Director, other officer, Employee or Worker or to the dependants of any of those people in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.

23.18 The Company and its Subsidiary has maintained in all material respects current, adequate and suitable records regarding the service of each of its Employees and Workers.

23.19 Insofar as they apply to its Employees or Workers, the Company and each of its Subsidiaries has complied in all material respects with any:

            (a)   legal obligations;

            (b)   collective agreements (whether or not legally binding on it).

23.20 Neither the Company nor its Subsidiary is involved in any material industrial or trade dispute or negotiation regarding a claim with any trade union or other group or organisation representing Employees or Workers and (so far as the Sellers are aware) there is nothing likely to give rise to such a dispute or claim.

23.21 No subject access requests made to the Company or its Subsidiary pursuant to the Data Protection Act 1998 by Employees or Workers are outstanding and the Company and its Subsidiary have complied with the provisions of the Data Protection Act 1998 in respect of all personal data held or processed by them relating to their Employees, Workers, and former Employees and Workers.

23.22 Particulars of all workforce agreements reached under any Employment Legislation and all collective bargaining or procedural or other agreements or arrangements with any trade union, group or organisation representing employees that relate to any Employees are contained in the Disclosure Letter.

24.   PROPERTY

24.1  The definitions in this paragraph apply in this agreement.

      PREVIOUSLY-OWNED LAND AND BUILDINGS: land and buildings that has or have, at any time before the date of this agreement, been owned (under whatever tenure) and/or occupied and/or used by the Company or its Subsidiary, but which are either no longer owned, occupied or used by the Company or its Subsidiary, or are owned, occupied or used by one of them but pursuant to a different lease, licence, transfer or conveyance.


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

      PROPERTIES: the land and buildings, short particulars of which are set out in Schedule 9 and PROPERTY means each and every one of them and any part or parts of them.

24.2 The Properties are the only land and buildings owned, used or occupied by the Company and its Subsidiary.

24.3 Neither the Company nor its Subsidiary has any right of ownership, right of use, option, right of first refusal or contractual obligation to purchase or any other legal or equitable right affecting any land and buildings other than the Properties.

24.4 Neither the Company, Subsidiary of the Company has any actual or contingent liability in respect of Previously-owned Land and Buildings.

24.5 Neither the Company nor its Subsidiary has given any guarantee or indemnity for any liability relating to any of the Properties or any other land and buildings.

24.6 The information contained in Schedule 9 is complete and accurate and includes all the information needed to identify:

            (a)   the Properties;

            (b)   the present use of the Properties.

24.7 The Company, or the Subsidiary identified as the proprietor in Schedule 9, is the legal and beneficial owner of each Property.

24.8 The Properties are each exclusively occupied either by the Company or by the Subsidiary identified as the occupier in Schedule 9.

24.9 The Properties are free from claims, liabilities, third party rights, private rights to restrict the use of any Property (other than any right to restrict use in accordance with the terms of any lease under which a Property is held), rights of occupation, options, rights to acquire, rights of first refusal, financial obligations (including public financial obligations) security interests, public rights and public restrictions which conflict with its current use in any material respect.

24.10 The contractual date for termination of each lease under which any Property is held is accurately stated in Schedule 9.


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

24.11 Neither the Company nor its Subsidiary has received notice alleging that there is any outstanding breach of any obligation under any Lease under which any Property is held.. There is no outstanding application for any consent under any such lease. There is no pending rent review under any such lease.

24.12 Neither the Company nor its Subsidiary have received or are aware of any notice, order or proposal which would adversely affect the use or enjoyment of any of the Properties for their current use or access to or from any of them.

24.13 There are no disputes of which the Sellers are aware relating to or affecting any of the Properties.

24.14 The current use of each of the Properties is set out in Schedule 9. No notice has been received by the Company or its Subsidiary alleging that the current use is not authorised under the applicable law and regulations. Where applicable, the current use is in all material respects in accordance with the provisions of any lease under which the Property is held.

24.15 No outstanding notice has been received by the Company or its Subsidiary alleging that there has been any breach of any applicable law or regulation in respect of any of the Properties.

25.   ACCOUNTS

25.1 The Accounts have been prepared in accordance with the Companies Acts and with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the law of that jurisdiction.

25.2 The Accounts have been audited by an auditor or firm of accountants qualified to act as auditors in the UK and the auditors' report(s) required to be annexed to the Accounts is unqualified.

25.3 The Accounts (to the extent required by the Companies Act and the relevant FRS's):

            (a)   make proper and adequate  provision or reserve for all bad and
                  doubtful  debts,   obsolete  or  slow-moving  stocks  and  for
                  depreciation on fixed assets;

            (b)   do not overstate the value of current or fixed assets; and

            (c)   do  not  understate  any   liabilities   (whether   actual  or
                  contingent).

25.4 The Accounts gave a true and fair view of the assets and liabilities of the Company and its Subsidiary as at the Accounts Date.


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

25.5 The Accounts have been filed and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

25.6 The Accounts have been prepared on a basis consistent with the audited accounts of, as the case may be, the Company and its Subsidiary for the two prior accounting periods without any change in accounting policies used.

25.7 The Management Accounts have been prepared on the basis of the same policies that are employed in preparing the Accounts and fairly represent the assets and liabilities and the profits and losses (so far as the same provisions appear in the Management Accounts) of the Company and its Subsidiary as at and to the date for which they have been prepared.

26.   FINANCIAL AND OTHER RECORDS

26.1  All financial and other records of the Company and its Subsidiary:

            (a)   have been properly prepared and maintained;

            (b) constitute an accurate record in all material respects of all matters required by law to appear in them; and

            (c) are in the possession or under the control of the Company or the Subsidiary of the Company to which they relate.

26.2 No notice has been received or allegation made that any of those records are incorrect or should be rectified.

26.3 All statutory records, including accounting records, required to be kept or filed by the Company or Subsidiary have been properly kept or filed and comply with the requirements of the Companies Acts.

26.4 All deeds and documents belonging to the Company are in the possession or under the control of the Company and those belonging to its Subsidiary are in the possession of the Subsidiary.

27.   CHANGES SINCE ACCOUNTS DATE

      Since the Accounts Date:

      (a) the Company and its Subsidiary has conducted its business in the normal course and as a going concern;

      (b) there has been no material adverse change in the turnover, of the Company or its Subsidiary;


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

      (c) neither the Company nor its Subsidiary has issued or agreed to issue any share or loan capital;

      (d) no dividend or other distribution of profits or assets has been, or agreed to be, declared, made or paid by the Company or any of its Subsidiary other than those dividends paid and payable under existing remuneration policy;

      (e) neither the Company nor its Subsidiary has borrowed or raised any money or taken any form of financial security and no capital expenditure has been incurred on any individual item by the Company or its Subsidiary in excess of (pound)5,000 and neither the Company nor its Subsidiary has acquired, invested or disposed of (or agreed to acquire, invest or dispose of) any individual item by the Company or its Subsidiary in excess of (pound)5,000;

      (f) no shareholder resolutions of the Company or its Subsidiary have been passed other than as routine business at the annual general meeting;

28.   EFFECT OF SALE OF SALE SHARES

      Neither the acquisition of the Sale Shares by the Buyer nor compliance with the terms of this agreement will:

      (a) cause the Company or its Subsidiary to lose the benefit of any right or privilege it presently enjoys; or

      (b) relieve any person of any obligation to the Company or any of its Subsidiary (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or its Subsidiary, or to exercise any right in respect of the Company or its Subsidiary; or

      (c) give rise to, or cause to become exercisable, any right of pre-emption over the Sale Shares; or

      (d) entitle any person to receive from the Company or its Subsidiary any finder's fee, brokerage or other commission in connection with the purchase of the Sale Shares by the Buyer; or

      (e) so far as the Sellers are aware (without making specific enquiry of its employees), result in any officer or senior Employee leaving the Company or its Subsidiary; or

      (f) result in a breach of contract, law, regulation, order, judgment, injunction, undertaking, decree or other like imposition; or

      (g) result in the loss or impairment of or any default under any licence, authorisation or consent required by the Company or of its Subsidiary for the purposes of its business; or


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

      (h) the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the assets of the Company or its Subsidiary; or

      (i) any present or future indebtedness of the Company becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of the Company or its Subsidiary being withdrawn.

29.   RETIREMENT BENEFITS

29.1 The Pension Schemes are the only arrangements under which the Company or the Subsidiary has or may have any obligation (whether or not legally binding) to provide or contribute towards pension, lump sum, death, ill-health, disability or accident benefits in respect of its past or present officers and employees (PENSIONABLE EMPLOYEES) and no proposal or announcement has been made to any Employee or officer of the Company or any of its Subsidiaries about the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any other pension, lump sum, death, ill-health, disability or accident benefit.

29.2 Full details of the Pension Schemes are set out in the Disclosure Letter, including (but without limitation):

            (a)   copies of all documentation  governing the Pension Schemes and
                  of  any  announcements,   explanatory  booklets  and  accounts
                  relating to it; and

            (b) a list of all Pensionable Employees who are members of the Pension Schemes with all details relevant to their membership and necessary to establish their entitlements under the Pension Scheme.

29.3 All contributions, insurance premiums, Tax and expenses due to and in respect of the Pension Schemes payable by the Company have been duly paid and there are no liabilities of the Company outstanding in respect of the Pension Schemes at the date of this agreement.

29.4 The Executive Scheme is approved by the Board of the Inland Revenue for the purposes of Chapter I of Part XIV of the ICTA 1988 and there is no reason why such approval may be withdrawn.

29.5 The Group Scheme is approved by the Board of the Inland Revenue for the purposes of Chapter IV of Part XIV of the ICTA 1988 and there is no reason why such approval may be withdrawn.


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

29.6 If the Pension Schemes are contracted-out schemes within the meaning of the Pension Schemes Act 1993, there is in force a contracting-out certificate covering the Company and its Subsidiaries and there is no reason why the certificate might be cancelled.

29.7 No proposal or announcement has been made to any Employee or to any officer of the Company or any of its Subsidiary about the introduction, continuance, increase or improvement of any pension, lump sum, death, ill-health, disability or accident benefit.

29.8 The Pension Schemes have been designed to comply with, and has been administered in accordance with, all applicable legal and administrative requirements (so far as the Sellers are aware in the case of the Group Scheme) and the Company, its Subsidiary and the trustees of the Executive Scheme have complied in all material respects with their obligations under and in respect of the Executive Scheme.

29.9 The Company and its Subsidiary has facilitated access for its Pensionable Employees who are not members of the Pension Scheme to a designated stakeholder scheme as required by Section 3 of the Welfare Reform and Pensions Act 1999.

29.10 No discrimination on grounds of sex is, or has at any stage been, made in the provision of pension, lump sum, death, ill-health, disability or accident benefits by the Company or its Subsidiary in relation to any of the Pensionable Employees.

29.11 No claims or complaints have been made or are pending or threatened in relation to the Pension Schemes or in respect of the provision of (or failure to provide) pension, lump sum, death, ill-health, disability or accident benefits by the Company or its Subsidiary in relation to any of the Pensionable Employees and there is no fact or circumstance likely to give rise to such claims or complaints.


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

                             PART 2. TAX WARRANTIES

1.    GENERAL

      1.1 All notices, returns (including any land transaction returns), reports, accounts, computations, statements, assessments and registrations and any other necessary information submitted by the Company or the Subsidiary to any Taxation Authority for the purposes of Taxation have been made on a proper basis, were punctually submitted, were accurate and complete when submitted and remain accurate and complete in all material respects and none of the above is, or so far as the Sellers are aware is likely to be, the subject of any material dispute with any Taxation Authority.

      1.2 All Taxation (whether of the United Kingdom or elsewhere) for which the Company or the Subsidiary is or has been liable to account for, has been duly paid (insofar as such Taxation ought to have been paid).

      1.3 Neither the Company nor the Subsidiary has made any payments representing instalments of corporation tax pursuant to the Corporation Tax (Instalment Payments) Regulations 1998 in respect of any current or preceding accounting periods and neither is under any obligation to do so.

      1.4 Neither the Company nor the Subsidiary has received from any Taxation Authority (and has not subsequently repaid to or settled with that Taxation Authority) any payment to which it was not entitled or so far as the Sellers are aware any notice in which its liability to Taxation was understated.

      1.5 Neither the Company nor the Subsidiary has paid within the period of three years ending on the date of this agreement any penalty, fine, surcharge or interest charged by virtue of the provisions of the TMA 1970 or any other Taxation Statute.

      1.6 All income tax deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made or treated as made by a the Company or any Subsidiary and all amounts due to be paid to the relevant Taxation Authority prior to the date of this agreement have been so paid, including all Tax chargeable on benefits provided for directors, employees or former employees of the Company or the Subsidiary or any persons required to be treated as such.


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

      1.7   Proper  records  have  been   maintained  in  respect  of  all  such
            deductions and payments and all applicable regulations have been complied with.

      1.8 The Disclosure Letter contains details (so far as they affect the Company or the Subsidiary) of all current dispensations agreed with the Inland Revenue in relation to PAYE and all notifications given by the Inland Revenue under section 166 of TA 1988.

      1.9 Neither the Company nor the Subsidiary has within the past12 months been subject to any enquiry, visit, audit, investigation or discovery or access order by any Taxation Authority and the Sellers are not aware of any circumstances existing which make it likely that any such enquiry, visit, audit, investigation or discovery or access order will be made in the next 12 months.

      1.10 The amount of Taxation chargeable on the Company or the Subsidiary during any accounting period ending on or within the six years before Completion has not, to any material extent, depended on any concession, agreements or other formal or informal arrangement with any Taxation Authority.

      1.11 All transactions in respect of which any clearance or consent was required from any Taxation Authority have entered into by the Company or the Subsidiary after such consent or clearance has been properly obtained, any application for such clearance or consent has been made on the basis of full and accurate disclosure of all the relevant material facts and considerations, and all such transactions have been carried into effect only in accordance with the terms of the relevant clearance or consent.

      1.12 The Company and the Subsidiary have duly submitted all claims, disclaimers and elections the making of which has been assumed for the purposes of the Accounts and the Sellers are not aware of any existing circumstances in consequence of which any of such claims, disclaimers or elections are likely to be disputed.

      1.13 The Sellers are not aware of any Event occurring before the date of this Agreement as a result of which the Company, or the Subsidiary is or will become liable to make to any person (including any Taxation Authority) any payment in respect of any liability to Taxation of any other person where that other person fails to discharge a liability to Taxation to which it is or may be primarily liable.


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

      1.14 The Company and the Subsidiary have sufficient records to determine the Tax consequence which would arise on any disposal or realisation of any asset owned at the Accounts Date or acquired since that date but prior to Completion.

2.    CHARGEABLE GAINS

2.1 The book value shown in or adopted for the purposes of the Accounts as the value of each of the assets of the Company or the Subsidiary on the disposal of which a chargeable gain or allowable loss could arise, does not exceed the amount which on a disposal of such asset at the date of this agreement would be deductible under section 38 of TCGA 1992.

2.2 There has been no transaction to which any of the following provisions applies in respect of any asset held by the Company or the Subsidiary at the date of this agreement:

            (a)   section 23 of TCGA 1992 (compensation and insurance monies);

            (b)   section  135  and  136  of  TCGA  1992   (reconstructions  and
                  amalgamations);

            (c)   section   139  of  TCGA   1992   (transfers   of   assets   on
                  reconstructions and amalgamations);

            (d) section 152-154 (inclusive) of TCGA 1992 (replacement of business assets);

            (e)   section 140A of TCGA 1992 (transfer of a trade);

            (f)   section 165 of TCGA 1992 (gifts of business assets);

            (g)   section   171-173   (inclusive)  of  TCGA  1992   (intra-group
                  transfers);

            (h)   section 247-248 of TCGA 1992 (compulsory acquisitions); and

            (i)   section 242(2) of TCGA 1992 (small part disposals of land).

2.3 No allowable loss which might accrue on the disposal by the Company or any Subsidiary of any share in or security of any company is likely to be reduced by virtue of the provisions of sections 176 and 177 of TCGA 1992.

2.4 Neither the Company nor any Subsidiary has been a party to any scheme or arrangement whereby the value of an asset has been materially reduced as set out in sections 29-34 of TCGA 1992.

2.5 Neither the Company nor the Subsidiary has disposed of or acquired any asset in circumstances falling within section 17 or 19 of TCGA 1992 or given or agreed to give any consideration to which section 128(2) of TCGA 1992 could apply.


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

2.6 Neither the Company nor the Subsidiary is owed a debt on a security whereon the disposal or satisfaction of which, a liability to corporation tax on chargeable gains will arise by reason of section 251 of TCGA 1992.

2.7 Neither the Company nor any Subsidiary has received any assets by way of gift as mentioned in section 282 of TCGA 1992 and so far as the Sellers are aware neither the Company nor the Subsidiary has held, or holds, shares in a company to which section 125 of TCGA 1992 could apply.

2.8   No allowable  loss has accrued to the Company or the  Subsidiary  to which section 18(3) of TCGA 1992 will apply.

2.9 No claim or election affecting the Company or the Subsidiary has been made (or assumed to be made) under section 187 of TCGA 1992.

2.10 Neither the Company nor the Subsidiary has made a part disposal of any assets held at the date of this Agreement for the purposes of section 42 of TCGA 1992.

2.11 Neither the Company nor the Subsidiary has, since the Accounts Date, appropriated any of its assets to or from trading stock for the purposes of section 161 of TCGA 1992.

2.12 So far as the Sellers are aware, neither the Company nor the Subsidiary is or may become liable to tax under section 190 of TCGA 1992 in respect of a disposal occurring on or before Completion.

3.    CAPITAL ALLOWANCES

3.1 No balancing charge under the CAA 2001 (or any other legislation relating to capital allowances) would be made on the Company or the Subsidiary on the disposal of any pool of assets (that is, all those assets whose expenditure would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool, on the assumption that the disposals are made for a consideration equal to the book value shown in or adopted for the purpose of the Accounts for the assets in the pool or (as the case may be) for the asset.

3.2 No event has occurred since the Accounts Date (otherwise than in the ordinary course of business) whereby any balancing charge may fall to be made against, or any disposal value may fall to be brought into account by the Company or the Subsidiary under the CAA 2001 (or any other legislation relating to any capital allowances).


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

3.3 Neither the Company nor the Subsidiary has made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company or the Subsidiary and no election affecting the Company or any Subsidiary has been made or agreed to be made under sections 177 or 183 of the CAA 2001 in respect of such assets.

3.4 Neither the Company nor the Subsidiary is a lessee under a lease to which the provisions of Chapter 17 of Part 2 of the CAA 2001 apply or could apply.

3.5 Neither the Company nor the Subsidiary is a party to any transactions to which the provisions of Schedule 12 to the Finance Act 1997 apply or could apply.

3.6 Neither the Company nor the Subsidiary has made any election under section 83 of the CAA 2001 nor is it taken to have made such an election under section 89(4) of the CAA 2001.

3.7 Neither the Company nor the Subsidiary has incurred any long life asset expenditure within the meaning of section 90 of the CAA 2001.

3.8 None of the assets of the Company or the Subsidiary expenditure on which has qualified for a capital allowance under Part 3 of the CAA 2001 has at any time been used otherwise than as an industrial building or structure.

4.    DISTRIBUTIONS

4.1 No distribution or deemed distribution within the meaning of sections 209, 210 or 211 of TA 1988 has been made (or will be deemed to have been made) by the Company or the Subsidiary in the 10 years ending on the date of this Agreement except dividends shown in their audited accounts and neither the Company nor the Subsidiary is bound to make any such distribution.

4.2 No securities within the meaning of section 254(1) of TA 1988 issued by the Company or the Subsidiary and remaining in issue at the date of this agreement were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under either sections 209(2)(d), (da) or (e) of TA 1988 nor has the Company or the Subsidiary agreed to issue any such securities.


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

4.3 No rents, interest, annual payments or other sums of an income nature in excess of (pound)5,000 paid or payable by the Company or the Subsidiary or which the Company or the Subsidiary is under an existing obligation to pay in the future are or may be wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax.

4.4 Neither the Company nor the Subsidiary has within the period of seven years preceding Completion been engaged in, nor been a party to, any of the transactions set out in sections 213 to 218 (inclusive) of TA 1988, nor has it made or received a chargeable payment as defined in section 218(1) of TA 1988.

4.5   Neither  the  Company  nor  any   Subsidiary   has  received  any  capital
      distribution to which the provisions of section 189 of TCGA 1992 could apply.

5.    LOAN RELATIONSHIPS

5.1 All interests, discounts and premiums payable by the Company or the Subsidiary in respect of its loan relationships (within the meaning of section 81 of the Finance Act 1996) are eligible to be brought into account by the Company or the Subsidiary as a debit for the purposes of Chapter II of Part IV of the Finance Act 1996 at the time and to the extent that such debits are recognised in the statutory accounts of the Company or the Subsidiary.

5.2 The Disclosure Letter contains full particulars of any debtor relationship (within the meaning of section 103 of the Finance Act 1996) of the Company and the Subsidiary which relates to any relevant discounted security (within the meaning of paragraph 3, Schedule 13, Finance Act 1996) to which paragraph 17 or 18 of Schedule 9 to the Finance Act 1996 applies.

5.3 So far as the Sellers are aware neither the Company nor the Subsidiary is party to a loan relationship which had an unallowable purpose (within the meaning of paragraph 13 of Schedule 9 to the Finance Act 1996).

6.    CLOSE COMPANIES

      Neither the Company nor the Subsidiary has at any time during the last six years ending at the Accounts Date been a close company within the meaning of sections 414 and 415 of TA 1988.

7.    GROUP RELIEF

7.1 The Disclosure Letter contains particulars of every written agreement relating to the claim or surrender of group relief (as defined by section 402 of TA 1988) or of advance corporation tax (under the provisions of section 240 of TA 1988 or Schedule 13A of TA 1988) to which the Company or the Subsidiary is or has been a party within the last seven years.

7.2 Except as provided in the Accounts, neither the Company nor the Subsidiary is or will be obliged to make or be entitled to receive any payment for group relief as defined in section 402(6) of TA 1988 in respect of any period ending on or before the Accounts Date, or any payment for the surrender of the benefit of an amount of advance corporation tax or a repayment of such a payment.

8.    GROUPS OF COMPANIES

8.1 Neither the Company nor the Subsidiary has entered or agreed to enter into an election pursuant to section 171A of TCGA 1992 or paragraph 66 of
      Schedule 29 to the Finance Act 2002.

8.2 Neither the Company nor the Subsidiary has made any election under section 179A of TCGA 1992.

8.3 The execution or completion of this agreement or any other event since the Accounts Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by the Company or the Subsidiary for Taxation purposes pursuant to section 179 of TCGA 1992 or paragraph 58 or 60 of Schedule 29 to the Finance Act 2002 or as a result of any other Event (as defined in the Tax Covenant) since the Accounts Date.

8.4 Neither the Company nor the Subsidiary has ever been a party to any arrangements pursuant to section 36 of the Finance Act 1998.

8.5 As at 6 April 1999, neither the Company nor the Subsidiary had any surplus unrelieved advance corporation tax (as defined in the Corporation Tax (Treatment of unrelieved surplus advance corporation tax) Regulations 1999.

9.    INTANGIBLE ASSETS

      For the purposes of the Tax Warranties, references to INTANGIBLE FIXED ASSETS mean intangible fixed assets and goodwill within the meaning of
      Schedule 29 to the Finance Act 2002 and to which the provisions of that Schedule apply and references to an INTANGIBLE FIXED ASSET shall be construed accordingly.

9.1 No claims or elections have been made by the Company or the Subsidiary under Part 7 of, or paragraph 86 of Schedule 29 to, the Finance Act 2002 in respect of any intangible fixed asset of the Company or the Subsidiary.

9.2   Since the Accounts Date:

      (a) neither the Company nor the Subsidiary owns an asset which has ceased to be a chargeable intangible asset in the circumstances described in paragraph 108 of Schedule 29 to the Finance Act 2002;

      (b) neither the Company nor the Subsidiary has realised or acquired an intangible fixed asset for the purposes of Schedule 29 to the Finance Act 2002; and

      (c) no circumstances have arisen which have required, or will require, a credit to be brought into account by the Company or the Subsidiary on a revaluation of an intangible fixed asset.

10.   COMPANY RESIDENCE, TREASURY CONSENTS AND MIGRATION

10.1 The Company and the Subsidiary have within the past seven years been resident in the United Kingdom for corporation tax purposes and have not at any time in the past seven years been treated for the purposes of any double taxation arrangements having effect by virtue of section 249 of the Finance Act 1994 and section 788 of TA 1988 or for any other tax purpose as resident in any other jurisdiction.

10.2 Neither the Company nor the Subsidiary has without the prior written consent of HM Treasury caused, permitted or entered into any of the transactions specified in section 765 of TA 1988 (migration of companies).

10.3 Neither the Company nor the Subsidiary is a person to whom section 132(3) of the Finance Act 1988 applies in relation to a migrating company.

10.4 Neither the Company nor the Subsidiary holds shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom in circumstances such that a chargeable gain accruing to the company not resident in the United Kingdom could be apportioned to the Company and/or any Subsidiary pursuant to section 13 of TCGA 1992.

10.5 Neither the Company nor the Subsidiary is liable to tax under Schedule 28 to the Finance Act 2000 in respect of any amount of unpaid corporation tax of a non-UK resident company.

10.6 Neither the Company nor the Subsidiary is holding or has held in the past seven years any interest in a controlled foreign company within section 747 of TA 1988, and neither of them has any material interest in an offshore fund as defined in section 759 of TA 1988.

10.7 Neither the Company nor the Subsidiary has since 17 March 1988 received any foreign loan interest in respect of which double taxation relief has been restricted under section 798 of TA 1988.

10.8 No claim has been made by the Company or the Subsidiary under sections 584, 585 or 723 of TA 1988 or under section 279 of TCGA 1992.

10.9 Neither the Company nor the Subsidiary has been a party to any transaction or arrangement whereby it is or may hereafter become liable for Taxation under or by virtue of section 42A of TA 1988 or regulations made thereunder or section 126 of the Finance Act 1995.

10.10 Neither the Company nor the Subsidiary has a permanent establishment outside the United Kingdom.

11.   ANTI-AVOIDANCE

11.1 All transactions or arrangements made by the Company or any Subsidiary have been made on fully arm's length terms and so far as the Sellers are aware there are no existing circumstances in which 770A of or Schedule 28AA to, TA 1988 or any other rule or provision could apply causing any Taxation Authority to make an adjustment to the terms on which such transaction or arrangement is treated as being made for Taxation purposes.

11.2 Neither the Company nor the Subsidiary has at any time been a party to or otherwise involved in a transaction or series of transactions in relation to which advisers considered that there was a risk that the Company or relevant Subsidiary could be liable to Taxation as a result of the principles in W.T Ramsey Limited v IRC (54 TC 101) or Furniss v Dawson (55 TC 324), as developed in subsequent cases.

12.   INHERITANCE TAX

12.1 So far as the Sellers are aware, neither the Company nor the Subsidiary has made any transfer of value within sections 94 and 202 of the IHT 1984, nor has it received any value such that liability might arise under section 199 of the IHT 1984, nor has it been a party to associated operations in relation to a transfer of value as defined by section 268 of the IHT 1984.

12.2 There is no unsatisfied liability to inheritance tax attached to or attributable to the Sale Shares or any asset of the Company or the Subsidiary and none of them are subject to any Inland Revenue charge as mentioned in section 237 and 238 of the IHT 1984.

12.3 No asset owned by the Company or the Subsidiary, nor the Sale Shares are as a result of an Event occurring before the date of this Agreement liable to be subject to any sale, mortgage or charge by virtue of section 212(1) of the IHT 1984.

13.   VAT

13.1 The Company and the Subsidiary are each taxable persons and are duly registered for the purposes of VAT with quarterly prescribed accounting periods, such registration not being pursuant to paragraph 2 of Schedule 1 to the VATA 1994 or subject to any conditions imposed by or agreed with HM Customs & Excise and neither the Company nor the Subsidiary is (nor are there any existing circumstances by virtue of which they may become) under a duty to make monthly payments on account under the Value Added Tax (Payments on Account) Order 1993.

13.2 The Company and the Subsidiary have each complied in all material respects with all statutory provisions, rules, regulations, orders and directions in respect of VAT, promptly submitted accurate returns, maintained full and accurate VAT records and neither the Company nor any Subsidiary has been subject to any interest, forfeiture, surcharge or penalty, nor been given any notice under sections 59, 59A or 64 of the VATA 1994, nor been given a warning within section 76(2) of the VATA 1994, nor been required to give security under paragraph 4 of Schedule 11 to the VATA 1994.

13.3 VAT has been duly paid or provision has been made in the Accounts for all amounts of VAT for which the Company and each of the Subsidiaries is liable save to the extent that such VAT is not due and payable at the date of this agreement.

13.4 All supplies made by the Company or any Subsidiary are taxable supplies and so far as the Sellers are aware neither the Company nor any Subsidiary has been or will be denied full credit for all input tax by reason of the operation of sections 25 and 26 of the VATA 1994 and regulations made thereunder.

13.5 Neither the Company nor the Subsidiary is or has been for VAT purposes a member of any group of companies other than the group comprising the Company and the Subsidiary alone and no direction has been given by HM Customs & Excise under Schedule 9A to the VATA 1994 as a result of which the Company or any Subsidiary would be treated for the purposes of VAT as a member of a group.

13.6 Neither the Company nor any Subsidiary is or has agreed to become liable for VAT by virtue of sections 47, 48 or 55 of the VATA 1994

13.7 For the purposes of paragraph 3(7) of Schedule 10 to the VATA 1994, the Company, any Subsidiary or any relevant associates of such companies (within the meaning of paragraph 3(7) of Schedule 10 to the VATA 1994) has exercised the election to waive exemption from VAT (pursuant to paragraph 2 of Schedule 10 to the VATA 1994) only in respect of those Properties listed (as having been the subject of such an election) in the Disclosure Letter and:

            (a) neither the Company nor any Subsidiary or relevant associate of such companies (within the meaning of paragraph 3(7) of Schedule 10 to the VATA 1994) has any intention or obligation to exercise such an election in respect of any other of the Properties;

            (b) all things necessary for the election to have effect have been done and in particular any notification and information required by paragraph 3(6) of Schedule 10 to the VATA 1994 has been given and any permission required by paragraph 3(9) of
                  Schedule 10 to the VATA 1994 has been properly obtained;

            (c) a copy of the notification and of any permission obtained from HM Customs & Excise in connection with the election is included in the Disclosure Letter;

            (d) no election has or will be disapplied or rendered ineffective by virtue of the application of the provisions of paragraph 2(3AA) of Schedule 10 to the VATA 1994;

            (e) in no case has the Company or any Subsidiary or relevant associate of such companies (within the meaning of paragraph 3(7) of Schedule 10 to the VATA 1994) charged VAT, whether on rents or otherwise, which is not properly chargeable; and

            (f) neither the Company nor any Subsidiary or relevant associate of such companies (within the meaning of paragraph 3(7) of Schedule 10 to the VATA 1994) has agreed to refrain from making an election in relation to any of the Properties.

13.8 Neither the Company nor the Subsidiary owns any assets which are capital items subject to the capital goods scheme under Part XV of the VAT Regulations 1995.


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14.   EMPLOYEES/PENSIONS

14.1 Since the Accounts Date, neither the Company nor the Subsidiary has made or agreed to make any payment to or provided or agreed to provide any benefit for any director or former director, officer or employee of the Company or any Subsidiary, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Company or relevant Subsidiary for Taxation purposes.

14.2  Neither the  Company nor the  Subsidiary  participates  in a scheme  under section 202 of TA 1988.

15.   STAMP DUTY, SDLT AND SDRT

15.1 Any document that may be necessary to prove the title of the Company or the Subsidiary to any asset which is owned by the Company or the Subsidiary at Completion is duly stamped for stamp duty purposes.

15.2 Neither entering into this agreement nor Completion will result in the withdrawal of a stamp duty or stamp duty land tax relief granted on or before Completion which will affect the Company or the Subsidiary.

15.3 The Disclosure Letter sets out full and accurate details of any chargeable interest (as defined under section 48 of the Finance Act 2003) acquired or held by the Company or the Subsidiary before Completion in respect of which the Sellers are aware or ought reasonably to be aware that an additional land transaction return will be required to be filed with a Taxation Authority and/or a payment of stamp duty land tax made on or after Completion.

15.4 Since the Accounts Date, neither the Company nor the Subsidiary has incurred any liability to, or been accountable for, any stamp duty reserve tax and there has been no agreement within section 87(1) of the Finance Act 1986 which could lead to the Company or any Subsidiary incurring such a liability or becoming so accountable.


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                          PART 3. INVESTMENT WARRANTIES

In connection with the acquisition of the shares of common stock of Buyer (the "BUYER SHARES") as consideration for the acquisition of the Sale Shares each Seller jointly and severally represents and warrants:

1. that the purchase of the Buyer Shares involves a high degree of risk including, but not limited to, the following: (i) an investment in Buyer is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in Buyer and the Buyer Shares;
      (ii) Sellers may not be able to liquidate their investment; (iii) transferability of the Buyer Shares is extremely limited; (iv) in the event of a disposition of the Buyer Shares, Sellers could sustain the loss of their entire investment; and (v) Buyer has not paid any dividends on its common stock since inception and does not anticipate the payment of dividends in the foreseeable future;

2. that each is an individual who's principal residence is located outside the United States of America;

3. that (i) he has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the NASDAQ National or Small Cap Market, a national stock exchange or on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system for actively traded stocks ("NASDAQ"), or it has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by Buyer to him and to evaluate the merits and risks of such an investment on his behalf; (ii) he recognizes the highly speculative nature of this investment; and (iii) is able to bear the economic risk which he hereby assumes;

4. that he has been furnished with, or has had an opportunity to acquire and carefully review, the following documents filed by Buyer with the Securities and Exchange Commission (collectively, the "SEC Filings"): (a) Annual Report on Form 10-KSB for the years ended June 30, 2004 and 2003 (the "10-KSB"); (b) Quarterly Reports on Form 10-QSB for each of the quarters ended, and September 30, 2004, respectively; (c) all Current Reports on Form 8-K filed after the filing of the 10-KSB; and (d) the Buyer's most recent definitive proxy materials.

5. acknowledges that as part of this transaction it has conducted due diligence on Buyer and as part of that due diligence he has been furnished with all information regarding Buyer which he, his investment advisor, attorney and/or accountant has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Buyer concerning Buyer, and has received any additional information which he has requested.


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

6. that this transaction has not been reviewed by the United States Securities and Exchange Commission (the "SEC" or the "Commission") or any state securities regulatory authority or other governmental body or agency, since the transaction is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation S promulgated under the Act.

7. shall not sell or otherwise transfer the Buyer Shares unless such transfer is registered under the Act or unless an exemption from such registration is available.

8. that the Buyer Shares are not registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon Seller's investment intention. In this connection, Seller hereby represents that it is purchasing the Buyer Shares for his own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Buyer Shares to any other person. If Seller is an entity, Seller also represents that it was not formed for the purpose of purchasing the Buyer Shares;

9. that although there currently is a public market for the Buyer Shares, Rule 144 promulgated under the Act ("Rule 144") requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public placement without having to satisfy the registration requirements under the Act. Seller understands and hereby acknowledges that Buyer is under no obligation to register the Buyer Shares under the Act or any state securities or "blue sky" laws or assist Seller in obtaining an exemption from various registration requirements.

10. consents to the placement of a legend on any certificate or other document evidencing the Buyer Shares, substantially as set forth below, that such shares have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this agreement. Seller is aware that Buyer will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.


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

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


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                                   SCHEDULE 6

                                  TAX COVENANT

1.    INTERPRETATION

1.1 The definitions and rules of interpretation in this paragraph apply in this Tax Covenant.

      BUYER'S RELIEF: means:

            (a) any Accounts Relief (as defined in paragraph (a) of the definition of Liability for Taxation) or Repayment Relief (as defined in paragraph (b) of the definition of Liability for Taxation);

            (b) any Post- Completion Relief of the Company or the Subsidiary (as defined in paragraph (c) of the definition of Liability for Taxation); and

            (c)   any Relief,  whenever  arising,  of the Buyer or any member of
                  the   Buyer's   Tax  Group  other  than  the  Company  or  the
                  Subsidiary.

      BUYER'S TAX GROUP: the Buyer and any other company or companies which either are or become after Completion, or have within the seven years ending at Completion, been treated as members of the same group as, or otherwise connected or associated in any way with, the Buyer for any Tax purpose.

      EVENT: includes (without limitation) the Company or the Subsidiary becoming or ceasing to be associated with any other person for any Tax purpose or ceasing to be or becoming resident in any country for any Tax purpose, the death or the winding up or dissolution of any person, and any transaction (including the execution and completion of all provisions of this agreement), event, act or omission whatsoever, and any reference to an Event occurring on or before a particular date shall include Events which, for Tax purposes, are deemed to have, or are treated or regarded as having, occurred on or before that date.

      LIABILITY FOR TAXATION: any liability of the Company or the Subsidiary to make a payment of or in respect of Tax, whether or not the same is primarily payable by the Company or the Subsidiary and whether or not the Company or the Subsidiary has or may have any right of reimbursement against any other person or persons and also includes:

            (a) the Loss of any Relief to the extent that such Relief has been taken into account in computing and so reducing or eliminating any provision for deferred Tax which appears in the Completion Accounts (or which, but for such Relief, would have appeared in the Completion Accounts) or was treated as an asset of the Company or the Subsidiary in the Completion Accounts or was taken into account in computing any deferred Tax asset which appears in the Completion Accounts (ACCOUNTS RELIEF), in which case the amount of the Liability for Taxation shall be the amount of Tax which would (on the basis of Tax rates current at the date of Completion) have been saved but for such Loss;


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

            (b) the Loss of any right to repayment of Tax which was treated as an asset in the Completion Accounts (REPAYMENT RELIEF), in which case the amount of the Liability for Taxation shall be the amount of the right to repayment subject to the Loss;

            (c) the set off or use against income, profits or gains earned, accrued or received, or against any Tax chargeable in respect of an Event occurring, on or before Completion of any Relief or right to repayment of Tax which is not available before Completion, but arises as a result of an Event occurring wholly after Completion (POST-COMPLETION RELIEF) in circumstances where, but for such set off or use, the Company or the Subsidiary would have had a liability to make a payment of or in respect of Tax for which the Buyer would have been able to make a claim against the Sellers under this Tax
                  Covenant, in which case the amount of the Liability for Taxation shall be the amount of Tax saved by the Company or the Subsidiary as a result of such set off or use.

      LOSS: any reduction, modification, loss, counteraction, nullification, disallowance or clawback for whatever reason.

      RELIEF: includes any loss, relief, allowance, credit, exemption or set off in respect of Tax or any deduction in computing income, profits or gains for the purposes of Tax and any right to a repayment of Tax.

      SAVING: the reduction or elimination of any liability of the Company or a Subsidiary to make an actual payment of corporation tax in respect of which the Sellers would not have been liable under paragraph 2, by the use of any Relief arising wholly as a result of a Liability for Taxation in respect of which the Sellers have made a payment under paragraph 2 of this Tax Covenant (including without limitation, a Relief arising as a result of timing differences).

      TAX: all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction (but excluding business property rates, water rates and other local authority charges), and any penalty, fine, surcharge or interest relating thereto, and TAXATION shall have the same meaning.

      TAX CLAIM: any assessment (including self-assessment), notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority from which it appears that the Company or the Subsidiary is or may be subject to a Liability for Taxation in respect of which the Sellers are or may be liable under this Tax Covenant.


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

      TAXATION AUTHORITY: the Inland Revenue, HM Customs & Excise, the Department of Social Security and any other governmental or other authority whatsoever competent to impose any Tax, whether in the United Kingdom or elsewhere.

      TAXATION STATUTE: any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any Tax and including orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

1.2 References to GROSS RECEIPTS, INCOME, PROFITS or GAINS earned, accrued or received shall include any gross receipts, income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received.

1.3 References to a REPAYMENT OF TAX shall include any repayment supplement or interest in respect of it.

1.4 A reference to an EVENT OCCURRING ON OR BEFORE COMPLETION includes a series or combination of Events, all of which were or the first of which was an Event occurring on or before Completion or which commenced on or before Completion, provided that where the second or subsequent Event or Events occur after Completion, the Event or Events prior to Completion shall occur outside the ordinary course of business of the Company or the Subsidiary and those Events (if any) which occur after Completion shall occur inside the ordinary course of business of the Company or the Subsidiary as carried on immediately prior to Completion.

1.5 Any reference to something occurring IN THE ORDINARY COURSE OF BUSINESS shall, without prejudice to the generality thereof, be deemed not to include:

            (a) anything which involves any liability of the Company or the Subsidiary to Tax that is the primary liability of, or properly attributable to, or due from another person (other than a member of the Buyer's Tax Group), or is the liability of the Company or the Subsidiary only because some other person, other than a member of the Buyer's Tax Group, has failed to pay it; or

            (b) anything which relates to or involves the acquisition or disposal of an asset or the supply of services (including the lending of money, or the hiring or licensing of tangible or intangible property) in a transaction which is not entered into on arm's length terms, but only to the extent that such transaction gives rise to Tax in respect of deemed as opposed to actual income, profits or gains; (c) anything which relates to or involves the making of a distribution for Tax purposes, the creation, cancellation or re-organisation of share or loan capital, the creation, cancellation or repayment of any intra-group debt or the Company or Subsidiary becoming or ceasing to be or being treated as ceasing to be a member of a group or as becoming or ceasing to be associated or connected with any other company for any Tax purposes; or


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            (d)   anything which relates to a transaction  or arrangement  which includes, or a series of transactions or arrangements which include, any step or steps having no commercial or business purpose apart from the avoidance of a Liability for Taxation; or

            (e) anything which gives rise to a Liability for Taxation on deemed (as opposed to actual) profits (but only to that extent); or

            (f) a change of residence of the Company or the Subsidiary for Tax purposes.

1.6 Unless the contrary intention appears, words and expressions defined in this agreement have the same meaning in this Tax Covenant and any provisions in this agreement concerning matters of construction or interpretation also apply in this Tax Covenant.

2.    COVENANT

2.1 The Sellers covenant with the Buyer that, subject to the provisions of this Tax Covenant, the Sellers shall be liable on the same basis as is set out in paragraph 2.1(b) of Schedule 8 to this agreement, to pay to the Buyer by way of repayment of the Purchase Price for the Sale Shares, to the extent possible but not so as to limit the amount payable where not wholly possible, an amount equal to any:

            (a) Liability for Taxation resulting from or by reference to any Event occurring on or before Completion or in respect of any gross receipts, income, profits or gains earned, accrued or received by the Company or the Subsidiary on or before Completion;

            (b) Liability for Taxation which is primarily the liability of another person (other than a member of the Buyer's Tax Group) (" the Primary Person") but for which the Company or the Subsidiary is made liable solely as a result of (i) the failure by the Primary Person to discharge such Tax and (ii) the Company or the Subsidiary at any time prior to Completion having been a member of the same group of companies as the Primary Person or otherwise connected with the Primary Person for any Tax purpose;


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

            (c) any Liability for Taxation falling within paragraph (a) to paragraph (c) of the definition of Liability for Taxation which arises as a result of an Event occurring on or before Completion;

            (d)   any   Liability   for  Taxation   which  is  a  liability  for
                  inheritance tax which:

                  (i) arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whensoever occurring); or

                  (ii) has given rise at Completion to a charge on any of the Sale Shares or assets of the Company or any of its Subsidiaries; or

                  (iii) gives  rise after  Completion  to a charge on any of the
                        Sale Shares in or assets of the Company or its Subsidiary as a result of the death of any person within seven years of a transfer of value which occurred before Completion; and,

            (e)   costs and expenses referred to in paragraph 9.

2.2 For the purposes of this Tax Covenant, in determining whether a charge on the shares in or assets of the Company or the Subsidiary arises at any time or whether there is a liability for inheritance tax, the fact that any Tax may be paid in instalments shall be disregarded and such Tax shall be treated for the purposes of this Tax Covenant as becoming due or to have become due and a charge as arising or having arisen on the date of the transfer of value or other date or Event on or in respect of which it becomes payable or arises.

2.3 The provisions of section 213 of IHTA 1984 (refund by instalments) shall be deemed not to apply to any liability for inheritance tax falling within this paragraph 2.

3.    PAYMENT DATE AND INTEREST

3.1 Where the Sellers are liable to make any payment under paragraph 2 (including any payment pursuant to paragraph 2.1(e)), the due date for the making of that payment (DUE DATE) shall be the later of the date falling seven days after the Buyer has served a notice on the Sellers demanding that payment and in a case:

            (a) that involves an actual payment of Tax by the Company or the Subsidiary, the date on which the Tax in question would have had to have been paid to the relevant Taxation Authority in order to prevent a liability to interest or a fine, surcharge or penalty from arising in respect of the Liability for Taxation in question; or


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

            (b) that falls within paragraph (a) of the definition of Liability for Taxation, the last date on which the Tax is or would have been required to be paid to the relevant Taxation Authority in respect of the period in which the Loss of the Relief occurs; or

            (c) that falls within paragraph (b) of the definition of Liability for Taxation, the date on which the repayment was due from the relevant Taxation Authority; or

            (d) that falls within paragraph (c) of the definition of Liability for Taxation, the date on which the Tax saved by the Company or the Subsidiary is or would have been required to be paid to the relevant Taxation Authority; or

            (e) that involves a payment under paragraph 2.1(e), the date falling seven days after the Buyer has served notice on the Sellers accompanied by appropriate evidence that such costs and expenses have been invoiced or paid.

3.2 Any dispute as to the amount specified in any notice served on the Sellers under paragraph 3.1(b) to paragraph 3.1(e) shall be determined by the auditors of the Company or the relevant Subsidiary for the time being, acting as experts and not as arbitrators (the costs of that determination being shared equally by the Sellers and the Buyer).

3.3 If any sums required to be paid by the Sellers under this Tax Covenant are not paid on the Due Date then, except to the extent that the Sellers' liability under paragraph 2 compensates the Buyer for the late payment by virtue of it extending to interest and penalties, such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of 2% per annum over the base rate from time to time of Barclays Bank plc or (in the absence thereof) at such similar rate as the Buyer selects from the day following the Due Date up to and including the day of actual payment of such sums, such interest to be compounded quarterly.

4.    EXCLUSIONS

4.1 The covenant contained in paragraph 2 shall not cover any Liability for Taxation to the extent that:

      (a) a provision or reserve in respect thereof is made in the Completion Accounts or the discharge of such Liability for Taxation is reflected in the Completion Accounts; and/or

      (b) it arises or is increased as a result only of any change in the law of Tax or its interpretation announced and coming into force after Completion (whether relating to rates of Tax or otherwise) or any change in any published practice of a Taxation Authority or the withdrawal of any extra-statutory concession previously made by a Taxation Authority (whether or not the change purports to be effective retrospectively in whole or in part; and/or


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

      (c) it would not have arisen but for a change after Completion in the accounting principles and bases on which the Company or the Subsidiary prepares its accounts (other than a change made in order to comply with UK GAAP in force at Completion); and/or

      (d) it arises in the ordinary course of business of the Company or the Subsidiary since the Accounts Date; and/or

      (e) the Buyer is compensated for any such matter under any other provision of this agreement; and/or

      (f) it would not have arisen but for a voluntary act, transaction or omission of the Buyer, the Company or the Subsidiary or any other member of the Buyer's Tax Group, after Completion, being an act, transaction or omission which:

                  (i) is not in the ordinary course of business of the Company or the Subsidiary; or

                  (ii) the Company or the Subsidiary was not legally committed to do under a commitment that existed before Completion;

      (g) the Buyer, the Company or the Subsidiary or any other member of the Buyer's Tax Group has already recovered from any other person any sum in respect of the liability in question, but only to the extent of the sum recovered less any expenses and/or costs directly incurred in respect of its recovery; and/or

      (h) it would not have arisen or is increased by the failure or omission by the Company or the Subsidiary or any other member of the Buyer's Tax Group to make any proper claim, election, surrender or disclaimer, or to give any notice or consent, or to do any other thing, the making, giving or doing of which was taken into account in computing the provision for Taxation in the Accounts; and/or

      (i) it would not have arisen but for a disclaimer of, or election to reduce, capital allowances or any other claim, election, surrender or disclaimer where such claim, election, surrender or disclaimer is made after Completion and was not assumed to have been made in the Accounts; and/or

      (j) it is a Liability for Taxation in respect of actual as opposed to deemed income, profits or gains which were earned, accrued or received by the Company or the Subsidiary prior to Completion and which are not recognised or otherwise taken into account in the Accounts; and/or

      (k) it is a liability to interest, fines, surcharges or penalties in respect of any Tax which arises or is increased solely as a result of the failure of the Buyer to comply with its obligations under this Schedule; and/or

      (l) such liability arises as a result of the failure to submit the returns, self assessment and/or computations required to be made by or on behalf of the Company or the Subsidiary or the failure to submit such returns and computations within the appropriate time limits or otherwise than on a proper basis, in each case after Completion, unless such failure to submit is as a result of a default by the Sellers prior to Completion; and/or

      (m) any Relief other than a Buyer's Relief is available to mitigate the liability in question; and/or

      (n) such liability would not have arisen but for the failure by the Company or the Subsidiary to make payment to the relevant Taxation Authority of an amount of Tax equal to the payment made by the Sellers or any of them in respect of such Tax by the due date for payment of such Tax, subject to the Sellers having complied with paragraph 3; and/or

      (o) such liability comprises interest or penalties arising by virtue of any underpayment of Tax payable in instalments under the Corporation Tax (Instalment Payments) Regulations 1998 for the accounting period current at Completion, insofar as any such underpayment would not have been an underpayment but for an Event occurring after Completion; and/or

      (p) it would not have arisen but for the cessation of the trade of or the winding up of the Company or the Subsidiary, or any change in the nature or conduct of the trade of the Company or the Subsidiary, in each case after Completion.

4.2 The provisions of Schedule 8 shall apply to limit the liability of the Sellers under this Tax Covenant to the extent expressly provided in that Schedule.

5.    SAVINGS

      If the auditors for the time being of the Company or the Subsidiary determine that the Company or the Subsidiary has obtained a Saving, the Buyer shall, as soon as reasonably practicable thereafter, repay to the Sellers the lesser of:

            (a) the amount of the Saving (as determined by the auditors) less any costs which were directly and solely incurred by the Buyer in obtaining the Saving, the Company or the Subsidiary; and

            (b) the amount paid by the Sellers under paragraph 2 in respect of the Liability for Taxation which gave rise to the Saving less any part of that amount previously repaid to the Sellers under any provision of this Tax Covenant or otherwise.

6.    RECOVERY FROM THIRD PARTIES

6.1 Where the Sellers have paid an amount in full discharge of a liability under paragraph 2 or paragraph 8 in respect of any Liability for Taxation and the Buyer, the Company or the Subsidiary or any other member of the Buyer's Tax Group is or becomes entitled to recover from some other person (not being the Buyer, the Company or the Subsidiary or any other company within the Buyer's Tax Group at the date of such recovery), any amount in respect of such Liability for Taxation (including, for the avoidance of doubt, a Relief), the Buyer shall or shall procure that the Company or the Subsidiary shall:

            (a) notify the Sellers of its entitlement as soon as reasonably practicable; and

            (b) if required by the Sellers and, subject to the Buyer, the Company or the Subsidiary being secured and indemnified by the Sellers against any reasonable costs and expenses incurred in recovering that amount, take or procure that the Company or the Subsidiary takes all reasonable steps to enforce that recovery against the person in question (keeping the Sellers fully informed of the progress of any action taken).

6.2 If the Buyer, the Company, the Subsidiary or any other member of the Buyer's Tax Group recovers any such amount as is referred to in paragraph 6.1, whether after taking any action at the request of the Sellers under that paragraph or otherwise, the Buyer shall account to the Sellers for the lesser of:

            (a) any amount recovered (including any related interest or related repayment supplement) less any Tax suffered in respect of that amount and any costs and expenses incurred in recovering that amount (save to the extent that amount has already been made good by the Sellers under paragraph 6.1); and

            (b) the amount paid by the Sellers under paragraph 2 in respect of the Liability for Taxation in question.

7.    CONDUCT OF TAX CLAIMS

7.1 If the Buyer, the Company or the Subsidiary becomes aware of a Tax Claim, the Buyer shall give or procure that notice in writing is given to the Sellers as soon as is reasonably practicable (and in any event, in a case where the Tax Claim requires, a response within a time limit to avoid the imposition of any penalty, fine or interest, or to preserve the right of appeal, no later than ten business days prior to the expiry of such time limit), provided that if any of the Sellers receive any Tax Claim for whatever reason, they shall notify the Buyer in writing as soon as is reasonably practicable and the Buyer shall be deemed, on receipt of such notification, to have given the Sellers notice of such Tax Claim in accordance with the provisions of this paragraph 7.1, provided always that the giving of such notice shall not be a condition precedent to the Sellers' liability under this Tax Covenant.

7.2 Provided the Sellers indemnify and secure the Buyer and the Company or the Subsidiary to the Buyer's reasonable satisfaction against all liabilities, costs, or expenses which may be incurred thereby including any additional Liability for Taxation, the Buyer shall take and shall procure that the Company or the Subsidiary shall take such action as the Sellers may reasonably request by notice in writing given to the Buyer, the Company or the Subsidiary to avoid, dispute, defend, resist, appeal or compromise any Tax Claim (such a Tax Claim where action is so requested being hereinafter referred to as a DISPUTE), provided that neither the Buyer, the Company nor the Subsidiary shall be obliged to appeal or procure an appeal against any assessment to Tax raised on any of them if, the Sellers having been given written notice of the receipt of such assessment, the Buyer, the Company or the Subsidiary have not within 14 days of the date of the notice received instructions in writing from the Sellers to do so.

7.3   If:

            (a) the Sellers do not request the Buyer, the Company or the Subsidiary to take any action under paragraph 7.2 or fail to indemnify and secure the Buyer, the Company or the Subsidiary to the Buyer's reasonable satisfaction within a period of time (commencing with the date of the notice given to the Sellers) that is reasonable, having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such Tax Claim, and which period shall not in any event exceed a period of 21 days; or

            (b) any of the Sellers (or the Company or the Subsidiary before Completion) has been involved in a case involving fraudulent conduct or wilful default in respect of the Liability for Taxation which is the subject matter of the Dispute; or

            (c) the Dispute involves an appeal against a determination by the General or Special Commissioners or the VAT and Duties Tribunal, unless the Sellers have obtained the opinion of Tax counsel of at least 7 years' standing that there is a reasonable prospect that the appeal will succeed, the Buyer, the Company or the Subsidiary shall have the conduct of the Dispute absolutely (without prejudice to its rights under this Tax Covenant) and shall be free to pay or settle the Tax Claim on such terms as the Buyer, the Company or the Subsidiary may in its absolute discretion considers fit.

7.4 Subject to paragraph 7.3, by agreement in writing between the Buyer and the Sellers, the conduct of a Dispute may be delegated to the Sellers on such terms as may be agreed from time to time between the Buyer and the Sellers provided that, unless the Buyer and the Sellers specifically agree otherwise in writing, the following terms shall be deemed to be incorporated into any such agreement:

      (a) the Buyer, the Company or the Subsidiary shall promptly be kept fully informed of all matters pertaining to a Dispute and shall be entitled to see and keep copies of all correspondence and notes or other written records of telephone conversations or meetings and, in the event that there is no written record, shall be given an immediate report of all telephone conversations with any Taxation Authority to the extent that it relates to a Dispute;

      (b) the appointment of solicitors or other professional advisers shall be subject to the written approval of the Buyer, such approval not to be unreasonably withheld or delayed;

      (c) all material written communications pertaining to the Dispute which are to be transmitted to the relevant Taxation Authority shall first be submitted to the Buyer, the Company or the Subsidiary for approval and shall only be finally transmitted if such approval is given, such approval not to be unreasonably withheld or delayed; and

      (d) the Sellers shall make no settlement or compromise of the Dispute or agree any matter in the conduct of the Dispute which is likely to affect the amount thereof or the future liability to Tax of the Company or the Subsidiary without the prior approval of the Buyer, the Company or the Subsidiary (as may be appropriate), such approval not to be unreasonably withheld or delayed.

7.5 The Buyer shall provide and shall procure that the Company or Subsidiary provides to the Sellers and the Sellers' professional advisors reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the matter and enabling the Sellers to take such action as is referred to in this paragraph 7.

7.6 Neither the Buyer, the Company nor the Subsidiary shall be subject to any claim by or liability to any of the Sellers for non-compliance with any of the foregoing provisions of this paragraph 7 if the Buyer, the Company or the Subsidiary has bona fide acted in accordance with the instructions of any one or more of the Sellers.

8.    GROSSING UP

8.1 All sums payable by the Sellers to the Buyer under this Tax Covenant shall be paid free and clear of all deductions or withholdings whatsoever unless the deduction or withholding is required by law. If any deductions or withholdings are required by law to be made from any of the sums payable under this Tax Covenant, the Sellers shall pay to the Buyer such sum as will, after the deduction or withholding has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

8.2 If the Buyer incurs a taxation liability which results from, or is calculated by reference to, any sum paid under this Tax Covenant, the amount so payable shall be increased by such amount as will ensure that, after payment of the taxation liability, the Buyer is left with a net sum equal to the sum it would have received had no such taxation liability arisen.

8.3 If the Buyer would, but for the availability of a Buyer's Relief, incur a taxation liability falling within paragraph 8.2, it shall be deemed for the purposes of that paragraph to have incurred and paid that liability.

8.4 If the Buyer assigns the benefit of this Tax Covenant or this agreement, the Sellers shall not be liable pursuant to paragraph 8.1 or paragraph 8.2, save to the extent that the Sellers would have been so liable had no such assignment occurred.

9.    COSTS AND EXPENSES

      The covenant contained in paragraph 2 of this Tax Covenant shall extend to all reasonable costs and expenses properly incurred by the Buyer, the Company or the Subsidiary in connection with such Liability to Tax as is referred to in paragraph 2 of this Tax Covenant for which the Sellers are liable hereunder and the enforcement of rights in respect thereof under this Tax Covenant.

10.   BUYER'S UNDERTAKING

10.1 The Buyer hereby covenants with the Sellers to pay to the Sellers or any of them an amount equal to any Tax for which the Sellers or any of them (or any person connected with a Seller for Tax purposes) is assessed as a result of the non-payment of Tax by the Company or the Subsidiary (together with any reasonable costs and expenses incurred by the Sellers in respect thereof), save that this paragraph 10.1 shall not apply in respect of any Tax for which the Sellers are liable to make, but have not yet made, payment under paragraph 2 of this schedule.

10.2 The provisions of paragraph 8 of this Schedule shall apply to any payment made or to be made by the Buyer under this paragraph 10, mutatis mutandis.

10.3 Where the liability arises under section 767A or 767AA Taxes Act, then, if and to the extent that the Buyer has made a payment under paragraph 10.1, the Sellers shall not seek to recover from the Company or the Subsidiary any amount under section 767B Taxes Act.

10.4 For the avoidance of doubt, where paragraph 10.1 applies and the Sellers or any of them discharge the assessment concerned, he or they shall have no further liability under this Tax Covenant in respect of the Tax in question

                                   SCHEDULE 7

                               BUYER'S WARRANTIES

1. Due Organization; Good Standing; Authority; Binding Nature of Agreements. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary corporate power and authority to enter into and perform its obligations under this agreement to which it is a party. The execution, delivery and performance of each of this agreement to which it is a party have been duly authorized by its boards of directors. This agreement, to which it is a party constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions.

2. Non-Contravention; Consents. Neither the execution and delivery of this agreement to which Buyer, is a party, nor the consummation or performance of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (a) any of the provisions of Buyer's certificate of incorporation or bylaws, or (b) any resolution adopted by Buyer's board of directors or any committee of Buyer's board of directors, or Buyer's stockholders..

3. Valid Issuance of Securities. The Consideration Shares have been duly and validly authorized for issuance by Buyer, and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and in full compliance with United States federal and state securities laws.

4.    SEC Filings; Financial Statements.

4.1 Buyer has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the Company's most recent annual report on Form 10-KB and quarterly report filed on form 10-QSB, and has made available to Sellers such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents are referred to herein as the "Buyer SEC REPORTS". As of their respective dates, the Company SEC Reports (i) were prepared in accordance with all requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Securities Exchange Act of 1934 (the "EXCHANGE Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.2 Each of the financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports (collectively, the "FINANCIAL STATEMENTS") (i) complied as to form in all respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and (iii) fairly presented the financial position of the Buyer as at the respective dates thereof and for the periods indicated, except in each case for the omission of certain footnotes and subject to normal and recurring year-end adjustments. The unaudited financial statements of the Buyer for the period ending September 30, 2004 in the form provided to the Sellers (the "UNAUDITED FINANCIAL STATEMENTS") (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and
      (ii) fairly present the financial position of the Buyer as at the date thereof and for the period indicated, except in each case for the omission of certain footnotes and subject to normal and recurring year-end adjustments. Except as set forth in the Financial Statements or the Unaudited Financial Statements of the Buyer, the Buyer has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Buyer. The Buyer is not aware of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Financial Statements and notes thereto. The Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

4.3 Buyer's capitalization immediately prior to closing shall be stated in the information statement to be filed with the SEC.

5. The Buyer's Accounts contain provisions adequate to cover, or particulars and notes of, all liabilities (whether quantified or contingent) and all capital commitments of the Buyer and its Subsidiaries at the Balance Sheet Date.

6. Since the filing of the Buyer's statement on 10-QSB for the period ending September 30, 2004:

6.1 the Buyer and its Subsidiaries have carried on their respective businesses in the normal and proper course;

6.2 there has been no material adverse change in the financial or trading position of the Buyer or any of its Subsidiaries. For purposes of this section 6.2 "material adverse change" shall mean a change in the financial status of Buyer which would warrant disclosure according to the rules and regulations of the SEC and the Exchange Act and shall mean any notice or other indication from Nasdaq effecting the ability of Buyer's common stock to be listed on the Nasdaq Small Cap Market;

6.3 neither the Buyer nor any of its Subsidiaries has entered into any contract or commitment otherwise than in the normal and proper course of business; and

6.4 no dividends or other distributions have been declared, made or paid by the Buyer.

7. The Buyer and its Subsidiaries have good title to all of their fixed assets as shown in the Buyer's Accounts, subject only to disposals in the normal and proper course of business.

8. No order has been made, petition presented or resolution passed for the winding up of the Buyer or any of its Subsidiaries; no distress, execution or other process has been levied in respect of the Buyer or any of its Subsidiaries during the past three years; other than as disclosed in Buyer's filings on form 10-KSB for the years ending June 30, 2004, 2003 and 2002,

9. To Buyer's knowledge, neither the Buyer nor any of its Subsidiaries nor any person for whom any of them is or may be liable, vicariously or otherwise, is engaged in or affected by any criminal or civil litigation or arbitration proceedings which, individually or collectively, are or are likely to be of material importance and no proceedings are threatened or pending. For purposes of this section 9, "Buyer's knowledge" shall mean the actual knowledge of its directors, officers or senior management who would have particular knowledge of such matters.

10. All material written information given by the Buyer or the Buyer's Solicitors or the Buyer's Counsel to the Seller, the Sellers' Solicitors or the Sellers' Accountants relating to the business, activities, assets and liabilities of the Buyer and the Buyer's Subsidiaries was, when given, and is now true and accurate in all material respects.

11. The information statement and other documents required of the Buyer in connection with the issue of the Consideration Shares shall at the date of their publication comply with the provisions of Securities Exchange Act of 1934, as amended, and all other relevant legislation and the creation, allotment and issue of the Consideration Shares and the making and implementation of this agreement shall comply in all material respects with the laws of the state of Nevada and such other applicable US law and the rules of the Nasdaq Small Cap Market.

                                   SCHEDULE 8

                            SELLERS' LIABILITY LIMITS

1.    Limitation of Liability

      The following paragraphs of this Schedule shall operate to limit the liability of the Sellers under or in connection with the Warranties and (where expressly specified in this Schedule) the Tax Covenant.

2.    Financial Limits

2.1   Aggregate and Individual Limits

      (a) The aggregate liability of each of the Sellers in respect of all Warranty Claims and all Tax Claims shall be limited to the value of the Cash Consideration.

      (b) The liability of each of the Sellers in respect of any particular Warranty Claim or Tax Claim shall be limited to the following percentage of that claim:

                  --------------------------------------------------------------

                  (a) G E Tarrant               15%
                  --------------------------------------------------------------

                  (b) I M Tarrant               15%
                  --------------------------------------------------------------

                  (c) S Tarrant                 15%
                  --------------------------------------------------------------

                  (d) P Tarrant                 15%
                  --------------------------------------------------------------

                  (e) A Elliott                 5.5984%
                  --------------------------------------------------------------

                  (f) P J Grace                 7.5%
                  --------------------------------------------------------------

                  (g) J N Halliday              7.6068%
                  --------------------------------------------------------------

                  (h) J Manktelow               6.1966%
                  --------------------------------------------------------------

                  (i) A Grace                   7.5%
                  --------------------------------------------------------------

                  (j) C Elliott                 5.5982%
                  --------------------------------------------------------------

3.2   Thresholds

      The Sellers shall not be liable in respect of any Warranty Claim or Tax Claim unless the aggregate cumulative liability of the Sellers in respect of all such claims exceeds (pound)20,000 (in which event the Sellers shall be liable for the whole of such liability and not merely for the excess) but any claim or claims of less than (pound)1,000 shall be disregarded in computing this figure.

3.    Time Limits

      The Sellers shall have no liability in respect of any Warranty Claim or Tax Claim unless the Buyer shall have given notice in writing to the Sellers' Representatives of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and (where known) the amount claimed in respect thereof not later than:

3.1 in the case of a Warranty Claim under or in connection with Tax Warranties or in connection with the Tax Covenant the expiry of the seventh anniversary of Completion; or

3.2   in any other case, on or before the second anniversary of Completion;

      and in either case either:-

      (i) the amount payable in respect of the Warranty Claim or Tax Claim has been agreed by the Sellers' Representatives within 6 months of the expiry of the relevant period referred to in paragraph 3.1 or 3.2 above; or

      (ii) legal proceedings have been instituted in respect of such Warranty Claim or Tax Claim by the due service of process on the Sellers' Representatives within 6 months of the expiry of the relevant period referred to in paragraph 3.1 or 3.2 above.

4.    Other Limitations

4.1 The Sellers shall have no liability for any Warranty Claim (where appropriate) to the extent that:

      4.1.1 Contingent Liability

            where the Warranty Claim is based on a liability which is contingent, future or unascertainable, until such time as the liability becomes an actual liability which is due and payable (but the Buyer shall nonetheless be entitled to give notice and/or commence proceedings in respect of any such Warranty Claim during the relevant periods required by paragraph 3.1 above notwithstanding that an actual liability may not be due and payable in respect of any such Warranty Claim during any such period);

      4.1.2 Accounts

            allowance, provision or reserve was made in the Accounts, the Management Accounts or the Previous Accounts in respect of the matter giving rise to the Warranty Claim;

      4.1.3 Acts of the Company or the Buyer

            the Warranty Claim would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Company or the Buyer after Completion to make any claim, election, surrender or to give any notice or consent to do any other thing, the making, giving or doing of which was taken into account in preparing the Accounts, the Management Accounts or the Previous Accounts and was expressly referred to in the Disclosure Letter;

      4.1.4 Omissions of the Company or the Buyer

            the Warranty Claim would not have arisen but for an omission or a voluntary act or transaction of the Company or the Buyer (other than an omission, act or transaction carried out in the ordinary course of business or pursuant to a legally binding obligation created on or before Completion) occurring on or after Completion;

      4.1.5 Insurance

            the Warranty Claim relates to any loss for which the Company or the Buyer is indemnified by insurance. Provided, however, that the Warranty shall apply to any insurance excess or requirement of Company to pay part of the Claim;

      4.1.6 Accounting Basis

            the Warranty Claim would not have arisen but for a change in the treatment of assets and liabilities or of the Taxation attributable to timing differences (including capital allowances) in accounts of the Company prepared after Completion or any other change in the accounting bases, policies and methods upon which, or date to which, the Company prepares its accounts after Completion;

      4.1.7 Failure to Comply

            the Warranty Claim arises as a result of, or is increased by, a failure of the Buyer to comply with its obligations under this agreement;

      4.1.8 Taxation

            the Warranty Claim results from or is increased by:

            (a) a change after the date of this agreement in Taxation policy or practice (including the method of submission of tax returns or the length of accounting period for tax purposes) of the Company; or

            (b) the Buyer or the Company disclaiming any part of the benefit of capital or other allowances against Taxation properly claimed or proposed to be claimed on or before the date of this agreement.

      4.1.9 Policy Changes

            the Warranty Claim results from or is increased by:

            (a) the making of, or any change in, any law, rule, regulation, interpretation or practice of any government, government department, agency or regulatory body after the date of this agreement;

            (b) any changes in the rate of Taxation in force at the date of this agreement or any change by the relevant Taxation authority in the method of applying or calculating the rate of Taxation after the date of this agreement;

            (c) the withdrawal after the date of this agreement of any concession or general practice previously made by the Inland Revenue or other Taxation authority (whether or not such change purports to be effective retrospectively in whole or in part);

            in each case, save where details of such change or withdrawal were known or anticipated by the Sellers prior to the date of this agreement but, subject thereto, whether or not such change or withdrawal purports to be effective retrospectively in whole or in part;

      4.1.10 Reliefs and Claims

            there are available to the Company any reliefs, rights of repayment or other rights or claims of a similar nature to set against or otherwise mitigate any liability arising from any Warranty Claim relating to Taxation and such reliefs, rights of repayment or other rights or claims arose prior to Completion and were not treated as assets in the Accounts or the Completion Accounts (whether or not the Company chooses to take advantage of the same); and

4.2 No warranty is given as to the accuracy of forecasts, future profits or projections provided by the Company or the Sellers.

4.3 Nothing in this agreement shall affect the Buyer's duty to mitigate any loss it may suffer in respect of any matter that gives rise to a Warranty Claim.

5     Recovery From Third Parties

5.1   Entitlement to recover from third party

      In the event that the Company or the Buyer is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a Warranty Claim could be made against the Sellers, the Buyer shall (after obtaining the prior written consent of the Sellers' Representatives) use, or procure that the Company shall use, its reasonable endeavours to recover such sum before making such Warranty Claim, and any sum recovered will reduce the amount of such Warranty Claim provided, however that any sum expended in doing so (providing that it is properly and reasonably incurred) by Company shall be paid by the Sellers.

5.2   Accounting to the Sellers

      If the Sellers pay to or for the benefit of the Buyer an amount in respect of any Warranty Claim and the Buyer subsequently receives from any other person any payment in respect of the matter giving rise to the Warranty Claim, the Buyer shall forthwith pay or procure the payment to the Sellers of an amount equal to the payment received or to which it is entitled (or, to the extent that this exceeds the payment made by the Sellers, less any costs properly, reasonably and directly incurred by the Buyer in receiving such payment, an amount equal to that payment).

6     No Duplication of Recovery/Order of Claims

6.1   No Double Recovery

      The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

6.2   Order of Claims

      Subject to paragraph 6.1 above, if the Buyer is entitled to make a claim in respect of any act, event or default, based on any of the Warranties and also on the Tax Covenant the Buyer shall be free to choose (in its absolute discretion) whether to bring a Warranty Claim and/or a Tax Claim.

7.    Miscellaneous

7.1 In assessing any damages or other amounts recoverable under this agreement, there shall be taken into account the value of any benefit or saving accruing to the Buyer or the Company in consequence of the matter or circumstances giving rise to the relevant claim.

7.2 If the Buyer shall claim that there is a breach of any of the Warranties relating to the Company's ability to recover any debt due to the Company the Buyer shall procure (if the Sellers shall so elect) that the Company shall offer to assign such debt to the Sellers for a consideration equal to the book value of such debt (less any provision specifically made for the relevant debt in the Management Accounts).

7.3 Any amount paid by the Sellers to the Buyer in respect of a Warranty Claim shall to the extent not recovered from any other person be deemed to constitute a reduction in the Purchase Price.

7.4 The provisions of this schedule apply notwithstanding any other provisions of this agreement or the Tax Covenant and will not be discharged or cease to have effect in consequence of any rescission or termination of any other provision of this agreement or the Tax Covenant.

8     Relevance of Limitations in Circumstances of Fraud etc.

      The limitations and exclusions  contained in paragraphs 2, 3 and 4 of this
      Schedule 8 shall not apply in respect of any Warranty Claim or Tax Claim if it is (or the delay in the discovery of which is) the consequence of fraud, wilful misconduct or wilful concealment by the Sellers (or any of them).

9.    Effect of Schedule 6

      The provisions of paragraph 4.1 of Schedule 6 shall apply to limit the liability of the Sellers in respect of the Tax Warranties.

10    Effect of Schedule 8

      Each of the limitations referred to in this Schedule 8 shall apply and be effective as if:

10.1  references  to  the  Company  there  were  substituted   references  to  a
      Subsidiary; and

10.2 references to the Accounts, Previous Accounts or the Management Accounts there were references to the equivalent accounts of the Subsidiary for the relevant accounting period.

11.   Set off

      The Buyer shall not have any automatic right of set-off nor make any deductions in relation to any amount due to the Sellers under this agreement other than in accordance with the express terms of such agreements.

                                   SCHEDULE 9

                            PARTICULARS OF PROPERTIES

                          PART 1 - FREEHOLD PROPERTIES

                                      None

                          PART 2 - LEASEHOLD PROPERTIES

--------------------------------------------------------------------------------
DESCRIPTION OF THE          Unit F North Heath Lane Industrial Estate Horsham
PROPERTY

--------------------------------------------------------------------------------
OWNER                       C Q Systems Limited


--------------------------------------------------------------------------------
REGISTERED/UNREGISTERED    Unregistered
(AND TITLE NUMBER)

--------------------------------------------------------------------------------
CONTRACTUAL DATE OF        23 June 2011
TERMINATION OF LEASE

--------------------------------------------------------------------------------
OCCUPIER                   C Q Systems Limited


--------------------------------------------------------------------------------
USE                         Office


--------------------------------------------------------------------------------
IS THERE AN INVESTMENT      No
LEASE?

--------------------------------------------------------------------------------
TENANT UNDER AN             Not Applicable
INVESTMENT LEASE

--------------------------------------------------------------------------------
CONTRACTUAL DATE OF         Not Applicable
TERMINATION OF
INVESTMENT LEASE
--------------------------------------------------------------------------------

                           PART 3. OTHER REAL PROPERTY

                                      None

                                   SCHEDULE 10

                INTELLECTUAL PROPERTY DUE DILIGENCE REQUIREMENTS

1. The Sellers shall procure that the Company shall provide a list with a reasonable level of detail to the Buyer of the functionality contained or embodied within the latest core version (Version 5.9) of Enterprise Solution.

2. Graham Tarrant shall visit the Buyer's premises in Lahore prior to Completion to demonstrate and validate the functionality referred to in
      (1) above.

EXECUTED and DELIVERED as  )
a DEED by ANDREW           )                .../s/ Andrew Elliott...............
ELLIOTT in the presence    )
of:                        )

Signature of witness:
Name:
Address:

Occupation:


EXECUTED and DELIVERED as  )
a DEED by CHRISTINE        )                ....../s/ Christine Elliott.........
ELLIOTT in the presence    )
of:                        )

Signature of witness:
Name:
Address:

Occupation:


EXECUTED and DELIVERED as  )
a DEED by PAUL             )                .../s/ Paul Grace...................
GRACE in the presence      )
of:                        )

Signature of witness:
Name:
Address:

Occupation:

EXECUTED and DELIVERED as  )
a DEED by ANITA            )                .../s/ Anita Grace..................
GRACE in the presence      )
of:                        )

Signature of witness:
Name:
Address:

Occupation:


EXECUTED and DELIVERED as  )
a DEED by JONATHAN         )                .../s/ Jonathan Halliday............
HALLIDAY in the presence   )
of:                        )

Signature of witness:
Name:
Address:

Occupation:


EXECUTED and DELIVERED as  )
a DEED by JAMES            )                .../s/ James Manktelow..............
MANKTELOW in the           )
presence of:               )

Signature of witness:
Name:
Address:

Occupation:

EXECUTED and DELIVERED as  )
a DEED by GRAHAM           )                .../s/ Graham Tarrant...............
TARRANT in the presence    )
of:                        )

Signature of witness:
Name:
Address:

Occupation:


EXECUTED and DELIVERED as  )
a DEED by IVOR             )                .../s/ Ivor Tarrant.................
TARRANT in the presence    )
of:                        )

Signature of witness:
Name:
Address:

Occupation:


EXECUTED and DELIVERED as  )
a DEED by PAULA            )                .../s/ Paula Tarrant................
TARRANT in the presence    )
of:                        )

Signature of witness:
Name:
Address:

Occupation:

EXECUTED and DELIVERED as  )
a DEED by SUSAN            )                .../s/ Susan Tarrant................
TARRANT in the presence    )
of:                        )

Signature of witness:
Name:
Address:

Occupation:





EXECUTED and DELIVERED     )
as a DEED by  NETSOL       )
TECHNOLOGIES, INC          )
acting by:                 )                /s/ Naeem Ghauri....................

                                            DIRECTOR

                                            /s/ Najeeb Ghauri...................

                                            DIRECTOR

                                            /s/ Patti L. W. McGlasson...........

                                            SECRETARY